UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant

Filed by a Party other than the Registrant

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

EMPLOYERS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No Fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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3)	Per unit price or other price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of Schedule and the date of its filing.

1)	Amount Previously Paid:

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EMPLOYERS HOLDINGS, INC.
10375 Professional Circle
Reno, Nevada 89521-4802

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To be held May 29, 2008

This document is an amended and restated version of our Proxy Statement dated April 14, 2008 and furnished in connection with the Annual Meeting of Stockholders of Employers Holdings, Inc., which will be held at 10:00 a.m. Pacific Daylight Time at the Reno-Sparks Convention Center located at 4590 South Virginia Street, Reno, Nevada 89502.

EXPLANATORY STATEMENT

Due to a typographical error, the amount of the ‘‘Total’’ for 2007 for Douglas D. Dirks in the Summary Compensation Table on page 28 of the Proxy Statement, as originally filed, was incorrectly recorded as $15,291,896. The correct amount is $1,529,189. The other information in the table is unchanged.

The amended and restated Proxy Statement reflecting the correction above is attached hereto.

April 14, 2008

April 14, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Employers Holdings, Inc. The meeting will be held on Thursday, May 29, 2008, beginning at 10:00 a.m. Pacific Daylight Time at the Reno-Sparks Convention Center located at 4590 South Virginia Street, Reno, Nevada 89502.

All holders of record of Employers Holdings, Inc. common stock as of April 4, 2008 are entitled to vote at the 2008 Annual Meeting of Stockholders.

As described in the accompanying Notice and Proxy Statement, you will be asked to elect (i) three Directors for three-year terms expiring in 2011, (ii) approve amendments to the Employers Holdings, Inc. Equity and Incentive Plan and (iii) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.

Employers Holdings, Inc.’s Annual Report for the year ended December 31, 2007 is enclosed.

Your proxy card is enclosed. Whether or not you plan to attend this meeting, please sign, date and return your proxy card in the enclosed pre-addressed, postage-paid envelope as soon as possible so that your shares will be voted at the meeting in accordance with your instructions. You may also vote your proxy by telephone or on the Internet as described on the enclosed proxy card, or in person at the Annual Meeting. You can revoke your proxy anytime prior to the Annual Meeting and submit a new proxy as you deem necessary. Should you wish to revoke your proxy, you will find the procedures on page 1 of the Proxy Statement.

I look forward to seeing you at the meeting on May 29, 2008.

Sincerely,

Robert J. Kolesar
Chairman of the Board

America’s small business insurance specialist.®

tel 775 327-2700 | 10375 PROFESSIONAL CIRCLE | RENO, NV 89521-4802 | www.employers.com

EMPLOYERS HOLDINGS, INC.
10375 Professional Circle
Reno, Nevada 89521-4802

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 29, 2008

The 2008 Annual Meeting of Stockholders of Employers Holdings, Inc. will be held on May 29, 2008, beginning at 10:00 a.m. Pacific Daylight Time at the Reno-Sparks Convention Center located at 4590 South Virginia Street, Reno, Nevada 89502 for the following purposes:

1.	To elect three (3) Class II Directors to serve until the 2011 Annual Meeting of Stockholders;

2.	To approve amendments to the Employers Holdings, Inc. Equity and Incentive Plan;

3.	To ratify the appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only holders of Employers Holdings, Inc.’s common stock of record as of the close of business on April 4, 2008 have the right to receive notice of and to vote at the 2008 Annual Meeting of Stockholders and any postponement or adjournment thereof.

By Order of the Board of Directors,
Lenard T. Ormsby Executive Vice President, Secretary and Chief Legal Officer

April 14, 2008

YOUR VOTE IS IMPORTANT. YOU CAN VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, BY PROXY BY MAILING YOUR SIGNED PROXY CARD IN THE PREPAID RETURN ENVELOPE ENCLOSED WITH THE PROXY CARD, BY PROXY VIA THE TELEPHONE OR BY PROXY ON THE INTERNET.

America’s small business insurance specialist.®

tel 775 327-2700 | 10375 PROFESSIONAL CIRCLE | RENO, NV 89521-4802 | www.employers.com

i

EMPLOYERS HOLDINGS, INC.
10375 Professional Circle
Reno, Nevada 89521-4802

PROXY STATEMENT

This Proxy Statement, the accompanying proxy card and the 2007 Annual Report to Stockholders of Employers Holdings, Inc. (the ‘‘Company’’ or ‘‘Employers Holdings’’) are being mailed on or about April 14, 2008 in connection with the solicitation on behalf of the Board of Directors of Employers Holdings of proxies to be voted at the 2008 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) on May 29, 2008, and any postponements or adjournments thereof. All holders of record of Employers Holdings common stock at the close of business on April 4, 2008 (the ‘‘Record Date’’) are entitled to vote. Each holder of record of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. On the Record Date, there were 53,527,907 shares of common stock issued and 49,541,035 shares of common stock outstanding with the difference of 3,986,872 shares of common stock held in treasury.

Unless otherwise required by applicable law, the Company’s Articles of Incorporation or the Bylaws, both as amended and restated, a majority of the voting power of the issued and outstanding stock of the Company entitled to vote, including the voting power that is represented in person or by proxy, regardless of whether any such proxy has the authority to vote on all matters, shall constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes cast, and the three nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting will be elected directors for a three-year term and until their successors are duly elected and qualified. The amendment to the Company’s Equity and Incentive Plan and the ratification of the appointment of the independent registered public accounting firm requires the favorable vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon.

In the election of directors, broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. With respect to the amendment to the Company’s Equity and Incentive Plan and the ratification of the appointment of the Company’s independent registered public accounting firm, abstentions from voting will have the same effect as voting against such ratification, and broker non-votes, if any, will be disregarded and have no effect on the outcome of such vote.

You may vote your shares in any of the following ways:

•	by mail, by marking, signing and dating the enclosed proxy card and returning it to the Company as soon as possible in the enclosed postage prepaid envelope;

•	by telephone at 1-800-560-1965 anytime before 12:00 p.m., Central Daylight Time, May 28, 2008;

•	by the Internet at http://www.eproxy.com/eig at anytime before 12:00 p.m., Central Daylight Time, May 28, 2008; or

•	in person at the Annual Meeting on May 29, 2008.

If you vote by proxy, you can revoke your proxy at any time before it is voted at the Annual Meeting. You can do this by:

•	delivering a written notice revoking your proxy to the Secretary of the Company at the above address;

•	delivering a new proxy bearing a date after the date of the proxy being revoked; or

•	voting in person at the Annual Meeting.

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your directions on the proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

•	FOR the election of each of the three Director nominees to serve a three-year term expiring at the 2011 Annual Meeting of Stockholders;

•	FOR approval of the amendments to the Employers Holdings, Inc. Equity and Incentive Plan;

•	FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008; and

•	at the discretion of proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in a ‘‘street name’’ by a bank or brokerage firm and you do not instruct your broker how to vote your shares using the instructions your broker provides to you, your broker may choose not to vote your shares. To be sure your shares are voted in the manner you desire, you should instruct your broker how to vote your shares.

If your shares are held in a ‘‘street name,’’ you must bring an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the Record Date, in order to be admitted to the Annual Meeting on May 29, 2008.

Shares of common stock represented in person or by proxy (including ‘‘broker non-votes’’ and shares that abstain or do not vote with respect to one or more of the proposals to be voted upon) will be counted for the purpose of determining whether a quorum exists. A share once represented for any purpose at the Annual Meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless (1) the stockholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (2) in the case of an adjournment, a new record date is or will be set for that adjourned meeting.

In accordance with the Company’s Bylaws, Robert Kolesar, Chairman of the Board, has selected Kevin Kelly of Morrow & Co., LLC or his designee, and Barbara M. Novak of Wells Fargo Shareowner Services or her designee to be the inspectors of the election at the Annual Meeting. The inspectors of the election are not officers or Directors of the Company, and they will receive and canvass the votes given at the meeting and certify the results to the Chairman of the Board.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s full Board of Directors (the ‘‘Board’’) consists of ten Directors. The Board is divided into three classes, with Classes I and II each having three Directors and Class III having four Directors. The Directors in each class serve for a three-year term and until their successors are duly elected and qualified. The terms of each class expire at successive Annual Meetings so that the stockholders elect one class of Directors at each Annual Meeting. Currently, Class I, Class II and Class III terms expire in 2010, 2008, and 2009, respectively. The current composition of the Board, and the Director nominees for terms expiring in 2011, is listed below. All three nominees are current members of the Board. All properly executed proxies will be voted for these nominees unless contrary instructions are properly made, in which case the proxy will be voted or withheld in accordance with such instructions. Should any nominee become unable or unwilling to serve, the proxies will be voted for the election of such person, as shall be recommended by the Board. The Board has no reason to believe that the persons listed as nominees will be unable to serve. The current composition of the Board is:

Class II Directors (term expiring at the 2008 Annual Meeting and nominated to serve until the 2011 Annual Meeting)	Robert J. Kolesar Douglas D. Dirks Richard W. Blakey
Class III Directors (serving until the 2009 Annual Meeting)	Ronald F. Mosher Katherine W. Ong Michael D. Rumbolz Valerie R. Glenn
Class I Directors (serving until the 2010 Annual Meeting)	Rose E. McKinney-James John P. Sande, III Martin J. Welch

The election of the three Class II Directors will take place at the Annual Meeting on May 29, 2008. At its meeting of March 6, 2008, the Board approved the recommendation of the Board Governance and Nominating Committee that the three Class II Directors be nominated for a three-year term.

Pursuant to the rules promulgated under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), the following information lists, as to nominees for Director and Directors whose terms of office will continue after the Annual Meeting, the principal occupation, age, the year in which each first became a Director of Employers Holdings or its predecessor, the year in which each first became a Director of any of Employers Holdings’ subsidiaries or their predecessors, and directorships in registered investment companies or companies having securities which are registered pursuant to, or that are subject to certain provisions of, the Exchange Act. The information provided is as of February 2008, unless otherwise indicated.

Employers Holdings is the name for our Company resulting from the completion of the conversion of EIG Mutual Holding Company (‘‘EIG’’) from a Nevada mutual holding company to a Nevada stock corporation on February 5, 2007. EIG and its wholly-owned direct subsidiary, Employers Insurance Group, Inc. (‘‘EIGI’’) (now known as Employers Group, Inc. (‘‘EGI’’)), were formed on April 1, 2005 in conjunction with the conversion of Employers Insurance Company of Nevada, A Mutual Company (‘‘EICN’’), into a Nevada stock corporation. EICN commenced operations as a private mutual insurance company on January 1, 2000, when it assumed the assets, liabilities and operations of the former Nevada State Industrial Insurance System (the ‘‘Fund’’) pursuant to legislation passed in the 1999 Nevada Legislature. Employers Compensation Insurance Company (‘‘ECIC’’), a wholly-owned subsidiary of EICN, commenced operations when we acquired renewal rights and certain other tangible and intangible assets from Fremont Compensation Insurance Group and its affiliates (‘‘Fremont’’) in 2002. Except as otherwise indicated, each nominee or continuing Director has had the same principal occupation or employment during the past five years.

Your Board Recommends That Stockholders Vote FOR All Three Nominees Listed Below.

Nominees For Election As Class II Directors With Terms Expiring At the 2011 Annual Meeting

Robert J. Kolesar, age 64, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005; a Director of EICN since January 2000; and a Director of ECIC since August 2002. He has been the Chairman of the Board of Employers Holdings, EGI and their predecessors since 2005, and Chairman of the Board of EICN and ECIC since 2004. Mr. Kolesar has been a founding/managing partner of the Las Vegas law firm of Kolesar & Leatham, Chtd. since 1986. Mr. Kolesar practices in the fields of real estate, corporation, banking, finance, and fiduciary/trust law. Prior to entering into private practice in 1986, Mr. Kolesar held General Counsel and/or Senior Legal Staff positions in Nevada at Valley Bank of Nevada (now Bank of America), and in Cleveland, Ohio at Cardinal Federal Savings and Loan Association, The Ameritrust Company (now KeyBank) and Forest

City Enterprises, Inc. He currently serves on the Boards of Directors of numerous Nevada subsidiaries of Marshall & Ilsley Corporation and has served on the Board of HELP of Southern Nevada, the Las Vegas Symphony, and the National Conference for Community and Justice. Mr. Kolesar has multiple group memberships, including the National Association of Industrial and Office Parks and the International Council of Shopping Centers, and is currently on the Board of Trustees of the Nevada Development Authority and the Board of Advisors of the Las Vegas Chamber of Commerce. He is a member of the American Bar Association and the Nevada and Clark County Bar Associations. Mr. Kolesar received a B.A. degree from John Carroll University and a J.D. degree from Case Western Reserve University.

Douglas D. Dirks, age 49, has served as President and Chief Executive Officer of Employers Holdings, EGI and their predecessors since their creation in April 2005. He has served as Chief Executive Officer of EICN and ECIC since January 2006. He served as President and Chief Executive Officer of EICN from January 2000 until January 2006, and served as President and Chief Executive Officer of ECIC from May 2002 until January 2006. Mr. Dirks has served as President and Chief Executive Officer of Employers Occupational Health, Inc. (‘‘EOH’’) and Elite Insurance Services, Inc. (‘‘EIS’’) since 2002. He has been a Director of Employers Holdings, EGI and their predecessors since April 2005; a Director of EIS since 1999, EICN since December 1999, EOH since 2000, and a Director of ECIC since May 2002. Mr. Dirks was the Chief Executive Officer of the Fund from 1995 to 1999 and its Chief Financial Officer from 1993 to 1995. Prior to joining the Fund, he served in senior insurance regulatory positions and as an advisor to the Nevada Governor’s Office. Mr. Dirks also has worked in the public accounting and investment banking industries and is a licensed Certified Public Accountant in the state of Texas. He presently serves on the Board of Directors of the Nevada Insurance Guaranty Association and the Nevada Insurance Education Foundation. Mr. Dirks holds B.A. and M.B.A. degrees from the University of Texas and a J.D. degree from the University of South Dakota.

Richard W. Blakey, age 58, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005. He was also a Director of EICN from January 2000 to March 2007 and a Director of ECIC from August 2002 to May 2004. Dr. Blakey is a Director and Chairman of the Board of the Reno Orthopedic Clinic, and Chairman of the Board of Healthy Family Foundation. He is a member of the American Academy of Orthopedic Surgeons, Nevada State Medical Association, and Washoe County Medical Society. Dr. Blakey actively practices and is affiliated with Saint Mary’s Regional Medical Center, Northern Nevada Medical Center, and Renown Regional Medical Center. He has served as Chairman of the Board of the Reno Spine Center, and is a member of the Board of Accessible, Reliable Care MedCenters LLC. Dr. Blakey is a Board certified orthopedic surgeon. He received a B.S. degree from the California Institute of Technology and his medical degree from the University of Southern California, School of Medicine.

Continuing Directors Whose Terms Expire In 2009

Ronald F. Mosher, age 64, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005. He was also a Director of EICN from December 2003 until March 2007 and a Director of ECIC from December 2003 to May 2004. Mr. Mosher has extensive experience in the insurance industry and served as a senior executive with AEGON N.V. from 1983 until his retirement in 2003. He also works as a consultant in the insurance industry. Mr. Mosher currently is a Director of Transamerica Financial Life Insurance Company, Transamerica Life (Bermuda) Ltd., WFG Reinsurance Limited, and ML Life Insurance Company of New York, and has previously served on several other insurance company Boards. Mr. Mosher is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, and the National Association of Corporate Directors. Mr. Mosher earned a B.S. degree from the University of Denver and an M.B.A. degree from Cornell University.

Katherine W. Ong, age 50, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005. She was also a Director of EICN from January 2000 to March 2007 and a Director of ECIC from August 2002 to May 2004. Since January 1996, she has been the co-founder and Director of Hobbs, Ong & Associates, Inc., a financial consulting group specializing in advisory services for municipal bond financings, problem solving and support. Prior to 1996, she was the Budget Manager for Clark County, Nevada. Ms. Ong also serves on the Boards of KNPR (Southern Nevada public radio), the Las Vegas Music Festival and is a member of the Government Finance Officer’s Association. Ms. Ong received a B.S. degree from the University of Nevada.

Michael D. Rumbolz, age 54, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005. He was also a Director of EICN from January 2000 to March 2007 and a Director of ECIC from August 2002 to May 2004. Mr. Rumbolz has over 20 years of experience in the gaming industry. He has been Chief Executive Officer and Chairman of the Board of Cash Systems, Inc., a public company, since January 2005. He has been Managing Director of Acme Gaming LLC, a gaming consultancy service, since July 2001. He was Vice Chairman and a member of the Board of Casino Data Systems from March 2000 to July 2001 when it was acquired by Aristocrat. He was President and Chief Executive Officer of Anchor Gaming from 1995 to 2000 and Director of Corporate Development for Circus Circus Enterprises, Inc. from late 1992 to June 1995, including serving as the first President of and Managing Director of Windsor Casino Limited, a consortium company owned by Hilton Hotel Corp., Circus Circus Enterprises, Inc. and Caesars World. Mr. Rumbolz also held various executive positions with Trump Hotels & Casino Resorts. In addition to his corporate experience, Mr. Rumbolz was also the former Chief Deputy Attorney General and the former Chairman of the Nevada Gaming Control Board. He received a B.A. degree with distinction from the University of Nevada, Las Vegas and a J.D. degree from the University of Southern California, Gould School of Law.

Valerie R. Glenn, age 53, has served as a Director of Employers Holdings and its predecessor since April 2006 and EGI since February 2007. Ms. Glenn became a partner in Rose-Glenn Advertising (now known as The Glenn Group) on January 1, 1989 and has served as Chairman, President and Chief Executive Officer since January 15, 2003. Ms. Glenn has been co-owner and publisher of Visitor Publications, Inc., which publishes the Reno/Tahoe Visitor, since January 1998. She was a founding partner in the advertising sales firm of Kelley-Rose Advertising, Inc. and was a partner from 1981 to 1994. Ms. Glenn began her advertising career in San Francisco in 1976 with international advertising agency Dancer Fitzgerald Sample. Ms. Glenn graduated from the University of Nevada, Reno with a B.A. degree.

Continuing Directors Whose Terms Expire In 2010

Rose E. McKinney-James, age 56, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005. She was also a Director of EICN from March 2001 to March 2007 and a Director of ECIC from August 2002 to May 2004. Ms. McKinney-James has been the owner of Energy Works Consulting, LLC since 2003 and McKinney-James & Associates since 2005, both located in Las Vegas. Both firms focus on public affairs in the areas of energy, education, and environmental policy. In 2007, Ms. McKinney-James joined Nevada State Bank Public Finance as the Director of External Affairs. Prior to creating Energy Works Consulting in 2003, Ms. McKinney-James was President and Chief Executive Officer of the Corporation for Solar Technologies and Renewable Resources from 1995 to 2000, and the President of public affairs and advertising for Brown & Partners Advertising from 2000 to 2001. She held the position of President of Government Affairs for the firm of Faiss Foley Merica in 2000 and 2001. Ms. McKinney-James is a former Commissioner with the Nevada Public Service Commission and also served as the Director of the Nevada Department of Business and Industry. She is a Director of The Energy Foundation, Toyota Financial Savings Bank and MGM-Mirage, a public company. Ms. McKinney-James received a B.A. degree from Olivet College and J.D. degree from Antioch School of Law in Washington, D.C.

John P. Sande, III, age 58, has served as a Director of Employers Holdings, EGI and their predecessors since their creation in April 2005. He was also a Director of EICN from March 2001 to March 2007 and a Director of ECIC from August 2002 to May 2004. Mr. Sande has been a partner of the Nevada law firm of Jones Vargas and its predecessor firm, Vargas and Bartlett, since 1974, primarily practicing in the areas of administrative law and trusts and estates. He is Chairman of the Board of the Reno-Tahoe Open Foundation, and serves as director of the Reno Air Racing Association and The First TEE, and is a founding member of the Montreux Golf & Country Club Board of Governors. He has served as Co-Chair of the KNPB Channel 5 Capital Campaign, as a Trustee of the William F. Harrah Automobile Foundation, and has served four terms on the Stanford University Athletic Board. Mr. Sande is a Trustee for the William F. Harrah Trusts, Chairman of the Board of First Independent Bank of Nevada, a Director of

Western Alliance Bancorp, and previously served on the Board of Directors for Bank of America Nevada (Valley Bank of Nevada). Mr. Sande holds a B.A. degree, with great distinction, from Stanford University and a J.D. degree, cum laude, from Harvard University.

Martin J. Welch, age 52, has served as a Director of Employers Holdings, EGI and their predecessors, and EICN and ECIC since March 2006. He has also served as President and Chief Operating Officer of EICN and ECIC since January 2006 and was Senior Vice President and Chief Underwriting Officer of EICN and ECIC from September 2004 to January 2006. Mr. Welch has more than 25 years of experience in workers’ compensation and commercial property and casualty insurance. Prior to joining the Company, he served as Senior Vice President, National Broker Division, for Wausau Insurance Companies from January 2003 to February 2004, and from March 2001 to December 2002 was Senior Vice President of Broker Operations for Wausau. He holds a B.S. degree in Finance from the University of Illinois and is a Chartered Property and Casualty Underwriter.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors.    Employers Holdings became a publicly traded company on February 5, 2007. During the year ended December 31, 2007, there were eight meetings of Employers Holdings’ Board of Directors. Each Director attended at least 75% of the aggregate of the meetings of Employers Holdings’ Board of Directors and the committees of the Board on which such members served during 2007. The Company has the following standing Committees: Audit Committee, Board Governance and Nominating Committee, Compensation Committee, Executive Committee, and Finance Committee. On November 1, 2007, the Board of Directors created a Strategic Opportunities Committee to review strategic opportunities.

Employers Holdings’ Board members are expected to attend our 2008 Annual Meeting of Stockholders. All Board members attended the 2007 Annual Meeting.

Board Committees

The following table summarizes the membership of the Board’s committees and the independence of the Company’s Directors.

Name of Director	Independent Director	Audit	Board Governance and Nominating	Finance	Compensation	Executive	Strategic Opportunities
Richard W. Blakey	Yes	—	—	Yes	Yes	(C)	Yes	—
Douglas D. Dirks	—	—	—	Yes	—	Yes	Yes
Valerie R. Glenn	—	—	—	Yes	—	—	—
Robert J. Kolesar	Yes	—	Yes	—	—	Yes	(C)	Yes
Rose E. McKinney-James	Yes	Yes	Yes	—	—	—	—
Ronald F. Mosher	Yes	Yes	(C)	—	—	—	Yes	—
Katherine W. Ong	Yes	Yes	—	—	Yes	—	—
Michael D. Rumbolz	Yes	—	—	Yes	(C)	Yes	Yes	Yes
John P. Sande, III	Yes	—	Yes(C)	Yes	—	Yes	Yes(C)
Martin J. Welch	—	—	—	—	—	—	—
Number of Meetings Held in 2007	12	5	4	7	1	4

(C)	denotes committee chair

Audit Committee.    This committee consists of Mr. Mosher, Chairperson, Ms. McKinney-James and Ms. Ong. The Company’s Audit Committee satisfies the independence and other requirements of the New York Stock Exchange and the Securities and Exchange Commission (‘‘SEC’’). Each member of the Audit Committee is financially literate. In addition, the Company’s Board of Directors has determined that Mr. Mosher is an Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K of the Securities Act. The Audit Committee assists the Board in monitoring the integrity of our financial statements, our independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and our compliance with legal requirements. The Audit Committee also prepared the Audit Committee Report included in this Proxy Statement at page 41. The Audit Committee has direct responsibility for the appointment, compensation, retention, termination, and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including its compliance with the Audit Committee Charter. A copy of the Audit Committee Charter is available on our website at www.employers.com and is attached hereto as Appendix A. The Company will also provide a print copy of the Charter to any stockholder who requests it. The Audit Committee met twelve times in 2007.

Board Governance and Nominating Committee.    This committee consists of Messrs. Sande, Chairperson, Kolesar and Ms. McKinney-James. Our Board Governance and Nominating Committee satisfies the independence and other requirements of the New York Stock Exchange and the SEC. The purpose of the Board Governance and Nominating Committee is to identify and select qualified individuals to become members of the Board of Directors and its committees, determine the composition of the Board of Directors and its committees, to recommend to the Board a slate of Director-nominees for each Annual Meeting of stockholders, develop and recommend to the Board of Directors sound corporate governance policies and procedures, to review succession plans of the Company’s Chairman and Chief Executive Officer, and to oversee the evaluation of the Board and committees.

The Board Governance and Nominating Committee will consider director candidates recommended by stockholders in compliance with the procedures set forth in Article 10 of the Bylaws. In considering candidates submitted by stockholders, the Board Governance and Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Board Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	as to each person the stockholder proposes to nominate for election as a Director:

•	the name, age, business address and residence address of the person;
•	the principal occupation or employment of the person;
•	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person; and
•	the other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•	as to the stockholder giving the notice:

•	the name and record address of such stockholder;

•	the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder;

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 10375 Professional Circle, Reno, Nevada 89521-4802. The Board Governance and Nominating Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Corporate Secretary not less than 90 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

On August 8, 2007, the Board Governance and Nominating Committee approved Procedures and Criteria for Nomination as a Director (the ‘‘Procedures’’) to assist the Committee in reviewing and evaluating Director nominees. The Procedures identify qualifications that should be considered when comparing and evaluating Director nominees from any source. The general criteria include background and experience, and an appropriate mix of professional experience and/or training in accounting, finance, technology, management, marketing, securities and the law. The specific criteria to be reviewed by the Committee includes, but is not limited to, the following: integrity; ability to work with others; experience at a senior level in a particular industry; commitment; financial literacy and an understanding of board governance; no conflict of interest with the Company; and, the ability to satisfy the independence requirements of the New York Stock Exchange and the SEC. The Board Governance and Nominating Committee also may seek to have the Board represent a diversity of backgrounds and experience. The Board Governance and Nominating Committee shall be responsible for assessing the appropriate balance of the various criteria required of Board members. The Board Governance and Nominating Committee has not had the opportunity to utilize the new Procedures in reviewing a non-sitting Director nominee to date.

In 2007, the Board Governance and Nominating Committee did not engage the services of a third party to help identify or evaluate Director nominees. The Board Governance and Nominating Committee reviews and evaluates, at least annually, the performance of the Board Governance and Nominating Committee and its members, including its compliance with the Board Governance and Nominating Committee Charter. A copy of the Board Governance and Nominating Committee Charter is available on our website at www.employers.com. The Company will provide a print copy of this Charter to any stockholder who requests it. The Board Governance and Nominating Committee met five times in 2007.

Compensation Committee.    This committee consists of Messrs. Blakey, Chairperson, Rumbolz and Ms. Ong. Our Compensation Committee satisfies the independence and other requirements of the New York Stock Exchange and the SEC. This committee administers our equity and incentive bonus, 401(k) and other benefits plans, determines the details of the compensation package for the Chief Executive Officer, establishes the total compensation philosophy and strategy for the Company and its Board, and approves the salary and bonuses for Executive Officers annually. The Compensation Committee also produced the report on executive officer compensation as required by the SEC to be included in our annual Proxy Statement, and prepared the Compensation Committee Report included in this Proxy Statement at page 26. The committee has engaged Frederic W. Cook, Inc. (‘‘FWC’’) to serve as the Compensation Committee’s independent compensation consultant in connection with executive, Board of Directors and other compensation-related matters, and to provide objective, third-party advice on the reasonableness of compensation levels in comparison to those of other similarly situated companies, and the appropriateness of the compensation program structure in accomplishing the Compensation Committee’s objectives. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including its compliance with the Compensation Committee Charter. A copy of the Compensation Committee Charter is available on our website at www.employers.com. The Company will provide a print copy of this Charter to any stockholder who requests it. The Compensation Committee met seven times in 2007.

Executive Committee.    This committee consists of Messrs. Kolesar, Chairperson, Blakey, Rumbolz, Sande, Mosher and Dirks. The Executive Committee functions on behalf of the Board of Directors, acting with respect to ordinary course matters, during intervals between meetings of the Board of Directors, as necessary. The Executive Committee reviews and evaluates, at least annually, the performance of the Executive Committee and its members, including compliance of the Executive Committee with its Charter. The Executive Committee met once in 2007.

Finance Committee.    This committee consists of Messrs. Rumbolz, Chairperson, Blakey, Dirks and Sande and Ms. Glenn. The Finance Committee reviews and makes recommendations to the Board of Directors with respect to certain of our financial affairs and policies, including investments and investment policies and guidelines, financial planning, capital structure and management, stock dividend policy and dividends, stock repurchases, and strategic plans and transactions. The Finance Committee reviews and evaluates, at least annually, the performance of the Finance Committee and its members, including its compliance with the Finance Committee Charter. The Finance Committee met four times in 2007.

Strategic Opportunities Committee.    This special committee consists of Messrs. Sande, Chairperson, Kolesar, Rumbolz, and Dirks. The Strategic Opportunities Committee oversees the Company’s strategic opportunities referred to it by management, retains advisors to review the opportunities and provides recommendations to the Board of Directors regarding the opportunities it reviews. The Strategic Opportunities Committee met four times in 2007.

CORPORATE GOVERNANCE

The Board has adopted the Corporate Governance Guidelines (the ‘‘Guidelines’’) of Employers Holdings which are available on our website at www.employers.com, and the Company will furnish a print copy to any stockholder who requests it. These Guidelines were adopted to assist the Board in fulfilling its responsibilities and are in compliance with Section 303A of the New York Stock Exchange Listed Company Manual (the ‘‘Listing Standards’’).

DIRECTOR INDEPENDENCE

In accordance with the rules of the New York Stock Exchange, the Board shall affirmatively determine the independence of each Director and nominee for election as a Director in accordance with the guidelines it adopted in the Corporate Governance Guidelines, which include all elements of independence set forth in Section 303A of the Listing Standards. Specifically, the Board has agreed that it shall be comprised of a majority of Directors who qualify as Independent Directors under the Listing Standards.

The Board’s Guidelines provide that it shall review annually the relationships that each Director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those Directors who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered Independent Directors, subject to additional qualifications prescribed under the Listing Standards or applicable law. The Board may, but has not, adopted categorical standards to assist it in determining Director independence. In the event that a Director becomes aware of any change of circumstances that may result in such Director no longer being considered independent under the Listing Standards or applicable law, the Director shall promptly inform the Chairman of the Board Governance and Nominating Committee.

The Board has considered the independence of its members pursuant to the standards set forth in the Listing Standards and determined that Messrs. Dirks and Welch and Ms. Glenn are not Independent Directors, and that Messrs. Kolesar, Mosher, Rumbolz, Sande, and Blakey, Ms. McKinney-James and Ms. Ong are Independent Directors.

Lead Independent Director

The Board’s Guidelines provide that if the Chairman of the Board is not an Independent Director, the Company’s Independent Directors will designate one of the Independent Directors on the Board to serve as a Lead Independent Director (the ‘‘Lead Independent Director’’). If the Chairman of the Board is an Independent Director, then he or she shall serve as Lead Independent Director. The Lead Independent Director’s duties will include coordinating the activities of the Independent Directors, coordinating the agenda for and moderating sessions of the Board’s Independent Directors, and facilitating communications between the other members of the Board. In performing the duties described, the Lead Independent Director is expected to consult with the Chairmen of the appropriate Board committees and solicit their participation in order to avoid diluting the authority or responsibilities of such committee Chairpersons. Mr. Kolesar, the Company’s Chairman, is an Independent Director. Accordingly, we do not have a designated Lead Independent Director.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested party desiring to communicate with the Chairman of the Board and/or the other Directors regarding the Company may contact such Directors by sending correspondence to: Employers Holdings, Inc., c/o Chief Legal Officer, 10375 Professional Circle, Reno, Nevada 89521-4802. Communications may also be sent to: ChiefLegalOfficer@employers.com. Communications may be submitted anonymously and a sender may indicate whether he or she is a stockholder, customer, supplier, or other interested party.

All communications received as described above shall be opened by the Chief Legal Officer for the purpose of determining whether the contents represent a message to our Directors, and depending on the facts and circumstances outlined in the communication, will be distributed to the Board, the non-management Directors, an individual Director or committee of Directors, as appropriate. The Chief Legal Officer shall distribute the communication to each Director who is a member of the Board, or of the group or committee, to which the communication is directed.

PROPOSAL TWO

PROPOSED AMENDMENTS TO THE EMPLOYERS HOLDINGS, INC. EQUITY
AND INCENTIVE PLAN

Our Equity and Incentive Plan, as previously amended and restated (the ‘‘Plan’’), provides a means to promote the Company’s interests and the interests of our stockholders by providing our officers, employees, non-employee Directors, consultants, and independent contractors with appropriate incentives and rewards to encourage them to enter into and continue in our employ or service, to acquire a proprietary interest in our long-term success and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. Our Board of Directors approved amendments to the Plan on March 20, 2008, subject to stockholder approval. If stockholders do not approve the amendments, the amendments will not become effective. Our Board of Directors unanimously recommends that stockholders approve the proposed amendments to the Plan.

The proposed amended Plan is printed in full and attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following summaries of the proposed amended Plan are qualified in their entirety by reference to the full text of the proposed amended Plan.

Proposed Material Plan Amendments

Increase to the Maximum Number of Shares of Common Stock Issuable Under the Plan

The Plan amendment increases the maximum total number of shares of our common stock that may be issued under the plan by 2,000,000 shares from 1,605,838 to 3,605,838 shares. Of these shares, no more than 1,535,279 shares may be granted in the form of awards other than options or stock appreciation rights (‘‘SARs’’). The initial number of shares that were available for grants under the Plan was limited by our plan of conversion, and of this initial number, no more than one-third of those shares could be granted in the form of awards other than options or SARs. The purpose of this amendment is to provide us with sufficient shares for grants under the Plan for the next two years, including shares that would be needed for grants to be made to employees of AmCOMP, Inc. if the contemplated transaction is completed. Our Board of Directors believes that this number represents a reasonable level of potential equity dilution and allows us to continue to award equity incentives, which are an important component of our overall compensation program.

As of March 31, 2008, 856,917 shares of our common stock will remain available for future issuance under the Plan. In addition, as of that date, 584,850 options are outstanding, 23,760 shares are reserved for grants of outstanding restricted stock units, and 140,311 shares are reserved for grants of outstanding performance shares.

Individual Award Limits

To provide us with more flexibility regarding the size of awards to be granted under the Plan, the Plan, as amended, provides that no more than 500,000 (amended from 300,000) shares underlying stock options or SARs may be granted to a participant in any consecutive 36-month period and that no more than 1,000,000 (amended from 600,000) shares underlying any other award may be granted to a participant in any 36-month period. The maximum value of the aggregate payment that any grantee may receive with respect to any cash-based awards under the plan is $2,000,000 in respect of any annual performance period. This aggregate cash value has not been amended.

Addition and Approval of Performance Goals

Under the Plan, the Plan administrator (as defined below) may determine that vesting or payment of an award under the plan will be subject to the attainment of one or more performance goals with respect to a performance period. Performance periods are determined by our plan administrator but are not shorter than 12 months. To satisfy the performance based requirements under Section 162(m) of the Internal Revenue Code, certain awards must be granted subject to the achievement of performance goals that have been approved by our stockholders and satisfy other criteria. To comply with this requirement of Section 162(m) of the Internal Revenue Code and to provide more flexibility regarding the terms of awards under the plan, we are seeking stockholder approval of our existing goals listed below, as well as the additional goals added by amendment, which are likewise listed below. If stockholder approval is obtained, awards intended to be performance based (whether or not those awards are otherwise intended to comply with Section 162(m) of the Internal Revenue Code) may be based on any of the following goals, including any combination or specified increase in these goals.

Performance Goals:

Existing Goals

•	revenue growth;

•	premium growth;

•	policy growth;

•	earnings;

•	operating income;

•	pre- or after-tax income;

•	cash flow;

•	earnings per share;

•	return on equity;

•	return on capital;

•	cash flow return on investment;

•	return on assets;

•	economic value added;

•	combined ratio;

•	loss ratio;

•	expense ratio;

•	market share or penetration;

•	business expansion;

•	stock price performance;

•	total stockholder return;

•	improvement in or attainment of expense levels or expense ratios;

•	employee and/or agent satisfaction;

•	customer satisfaction;

•	customer retention; and

•	rating agency ratings.

Goals Added By Amendment

•	net earnings;

•	before or after-tax income (before or after allocation of corporate overhead and/or bonus) or net income (before or after taxes). This is a revised version of an existing goal.

•	net assets;

•	comparisons with various stock market indices;

•	reductions in cost;

•	working capital levels;

•	operating margins, gross margins or cash margins;

•	year-end cash;

•	debt reductions;

•	shareholder equity;

•	market share;

•	regulatory achievements; and

•	economic value added models (or an equivalent metric). This is a revised version of an existing goal.

Additional Proposed Amendments

Additional amendments to the Plan, which are subject to stockholder approval, are described below.

Option and SAR Vesting Schedule

In connection with our plan of conversion, under the plan, options and SARs could not vest until the first anniversary of the date of grant. The proposed amendment deletes this prohibition to provide us with more flexibility regarding the terms of awards granted under the Plan.

Option and SAR Exercisability

To protect grantees who may be adversely affected by a trading blackout period, the amendment provides the Committee with flexibility to extend the period of exercisability of an option or SAR (but not beyond the term of the award), so that the grantee would have at least 15 days to exercise the award during a period that is not subject to a trading blackout.

Option Exercise Period Post-Termination — Death or Disability

The Plan amendment clarifies that awards may not be exercised following the end of their respective terms. Therefore, upon the grantee’s death or disability, the option will generally remain exercisable for one year following such termination or, if shorter, until the end of the terms of the award.

Elimination of Automatic Non-Employee Director Restricted Stock Unit Grants

Prior to its amendment, the plan provided for automatic grants of restricted stock units to non-employee Directors at each annual meeting of stockholders following the first anniversary of our IPO, equal to the dollar amount determined by the Compensation Committee, divided by the fair market value of the shares of our common stock on the date of the meeting, vesting quarterly over the first year following the date of grant and settled in shares of our common stock six months after the non-employee Director’s termination of service as a member of our Board of Directors. To provide us with more flexibility regarding non-employee Director compensation, these automatic grants have been eliminated from the Plan. As before, the Plan continues to permit discretionary awards to our non-employee Directors, but if the amendments are approved, our non-employee Directors would not be entitled to any further automatic grants under the Plan.

Change in Control

Upon a change in control (as defined in the Plan) the restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) unless such award is assumed or substituted in connection with the change in control, in which case the restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested (and in the case of options, exercisable) upon termination of a participant’s employment without cause during the 24-month period following the change in control.

The plan was amended to provide that to the extent an award was not assumed or substituted in connection with a change in control, then following the acceleration and settlement of the awards as described above, the awards would terminate in connection with the change in control. In addition, prior to its amendment, the plan explicitly permitted the Compensation Committee to cancel outstanding options in exchange for a cash payment for each share subject to the award, equal to the difference between the per share consideration in the transaction for our common stock and the per share exercise or purchase price, but limited this provision to transactions in which the consideration paid to our stockholders was solely cash. As amended, this cashout provision would apply to any change in control, whether or not the consideration was cash. Finally, the definition of change in control was slightly modified so that to constitute a change in control, certain changes in the composition of our Board of Directors must occur within a 24-month period. Previously there was no time limit required for this board change provision to constitute a change in control.

Repayments or Forfeiture for Breach of Restrictive Covenants Such as Noncompetition, Nonsolicitation and Confidentiality Provision

Prior to the plan amendment, the Compensation Committee was required to provide in award agreements that if a covenant is violated the Company must require the grantee to forfeit outstanding awards and repay shares, cash amounts and gains. As amended, this requirement is permissive, not mandatory.

Forfeiture or Repayment of Amounts by Reason of Restatement of Financials

Prior to the plan amendment, the Committee could provide in an award agreement that if we were required to restate our financial statements, then we could require a grantee to repay the value of any award that vested upon the attainment of performance goals to the extent such performance goals would not have been achieved had such restatement not been required. This provision has been amended to permit the Company to require that in this situation, the unvested portion of the award also could be forfeited.

Summary of Remaining Material Provisions of the Plan Taking Into Account Plan Amendments

The purpose of the plan is to give our employees, officers, and non-employee Directors an incentive to increase their efforts and to promote our business. The plan authorizes our Compensation Committee to grant the following awards:

•	stock options (including options intended to be ‘‘incentive stock options’’ within the meaning of Section 422 of the Internal Revenue Code). Under the plan, stock options may not have a term that is longer than seven years;

•	SARs, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price. Under the plan, as amended, SARs may not have a term that is longer than seven years (the plan previously provided for a term of up to ten years);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;

•	restricted stock units, which give the holder the right to receive shares or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals over periods of at least one year; and

•	other stock-based awards in the discretion of the Compensation Committee.

Plan Administration

The plan is administered by the Compensation Committee of our Board of Directors (the ‘‘plan administrator’’). The plan administrator has the authority to, among other things enumerated in the plan,

administer the plan and any awards granted under the plan, determine to whom awards will be granted and determine the terms and conditions of such awards, including whether the vesting or payment of an award will be subject in whole or in part to the attainment of performance goals.

Eligibility

All of our employees, including officers, our non-employee Directors, and our consultants and independent contractors are eligible to receive awards under the plan.

Share Reserve

A total of 3,605,838 shares will be reserved and available for issuance under the amended Plan. No more than 1,535,279 of the reserved shares will be available for issuance under the plan for any awards other than stock options and SARs. If any outstanding award expires for any reason, any unissued shares subject to the award will again be available for issuance under the plan. If a participant pays the exercise price of an option by delivering to us previously owned shares, only the number of shares we issue in excess of the surrendered shares will count against the plan’s share limit. Also, if the full number of shares subject to an option is not issued upon exercise for any reason, only the net number of shares actually issued upon exercise will count against the plan’s share limit.

Our common stock is traded on the New York Stock Exchange, and on April 4, 2008, the per share closing price was $18.42. We intend to register the additional shares issuable under the Plan under the Securities Act of 1933, subject to, and following, stockholder approval.

Transferability of Awards

Awards granted under the plan generally may not be transferred by a grantee other than by will or the laws of descent and distribution and may be exercised during the grantee’s lifetime only by the grantee or his or her guardian or legal representative. Under the plan as amended, the plan administrator may provide, in limited circumstances, that an award may be transferred to an immediate family member, or to certain related entities such as a trust established for the benefit of the participant or an immediate family member.

Term of the Plan, Amendment or Termination of the Plan

No award may be granted under the plan after the tenth anniversary of the effective date of the plan. Our Board of Directors may amend, alter, suspend, discontinue or terminate the plan at any time, provided that, unless otherwise determined by our Board of Directors, no such amendment, alteration, suspension, discontinuance or termination will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No amendment to or termination of the plan may adversely affect any awards granted under the plan without the participant’s permission. Under the plan as amended, our Board of Directors may amend the plan, and the plan administrator may amend, restructure, terminate or replace any plan awards, as may be necessary or appropriate to avoid adverse tax consequences under deferred compensation legislation pursuant to Section 409A of the Internal Revenue Code.

Federal Income Tax Consequences

The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the optionee is subject to the alternative minimum tax). Optionees who neither dispose of their shares acquired upon the exercise of an incentive stock option (‘‘ISO shares’’)

within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the ISO shares. If an optionee disposes of the ISO shares within two years after the stock option grant date or within one year after the exercise date (each a ‘‘disqualifying disposition’’), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the ISO shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the ISO shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO shares were held by the optionee. A capital gain will be long-term if the optionee’s holding period is more than 12 months. We will be entitled to a deduction in connection with the disposition of the ISO shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares, and except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Nonstatutory Stock Options.    An optionee generally recognizes no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee of ours, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States.    The grant and exercise of options and awards under the plan to non-employee Directors and to employees outside the United States may be taxed on a different basis.

Future Equity Grants

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the plan because the grant of awards under the plan is discretionary.

Prior Equity Grants

The following table sets forth information as of April 4, 2008, with respect to the number of shares subject to options, the number of performance shares and the number of restricted stock units have been granted or are to be granted pursuant to the plan to our Named Executive Officers, as identified in the Compensation Discussion and Analysis section included herein, and the specified groups set forth below.

Name and Position	Amount of Stock Options	Amount of Performance Shares or Restricted Stock Units
Douglas D. Dirks	75,000	25,000	(PS)
President and Chief Executive Officer, EHI
William E. Yocke	25,000	8,333	(PS)
Executive Vice President and Chief Financial Officer, EHI
Lenard T. Ormsby	25,000	8,333	(PS)
Executive Vice President and Chief Legal Officer, EHI
Martin J. Welch	37,500	12,500	(PS)
President and Chief Operating Officer, EICN and ECIC
Ann W. Nelson	20,000	6,667	(PS)
Executive Vice President, Corporate and Public Affairs, EHI
Current Executive Officer Group	182,500	60,833	(PS)
Current Non-Executive Director Group	0	23,760	(RSU)
Richard W. Blakey, Director Nominee	0	2,970	(RSU)
Robert J. Kolesar, Director Nominee	0	2,970	(RSU)
Each associate of the above-mentioned Directors, executive officers or nominees	0	0
Each other person who received or is to receive five percent of such options, warrants, or rights	0	0
Employee Group other than Executive Officer Group	402,350	79,478	(PS)

Equity Compensation Plan Information

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants and rights under all the Company’s existing equity compensation plans as of December 31, 2007:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities) reflected in column (a)
Equity compensation plans approved by security holders(1)	748,921	$18.29	856,917
Equity compensation plans not approved by security holders	0	$0	0
Total	748,921	$18.29	856,917

(1)	Represents shares of common stock issuable pursuant to the Company’s Equity and Incentive Plan.

The proposed amended Plan is printed in full and attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The preceding summaries of the proposed amended Plan are qualified in their entirety by reference to the full text of the proposed amended Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN AMENDMENTS.

PROPOSAL THREE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has appointed Ernst & Young LLP (‘‘Ernst & Young’’) as Employers Holdings’ independent registered public accounting firm to examine the financial statements of Employers Holdings and its subsidiaries for the 2008 calendar year. The Board of Directors recommends ratification of the appointment of Ernst & Young. The favorable vote of the holders of a majority of Employers Holdings common stock represented in person or by proxy at the Annual Meeting will be required for such ratification.

A representative of Ernst &Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Although stockholder approval of this appointment is not required or binding on the Audit Committee, the Board of Directors believes, as a matter of good corporate governance, that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Ernst & Young as Employers Holdings’ independent registered public accounting firm, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THIS APPOINTMENT.

EXECUTIVE OFFICERS

The executive officers of Employers Holdings are principally responsible for management of the business affairs and property of Employers Holdings, subject to the supervision and direction of Employers Holdings’ Board of Directors. All officers are subject to appointment at the regular meeting of the Board of Directors held after each Annual Meeting. Each of the executive officers listed below have employment agreements with Employers Holdings.

There are no family relationships among the Directors, Director nominees, or executive officers.

Set forth below are the names and ages of the executive officers of Employers Holdings as of January 1, 2008, positions held by them during the past five years, the year from which held, the year they first became executive officers of Employers Holdings or its predecessor EIG, or any of its subsidiaries or their predecessors, and other relevant background information.

Executive Officers Who Also Serve as Directors

DOUGLAS D. DIRKS, age 49. Mr. Dirks’ biography is set forth under the section entitled, ‘‘Class II Directors (terms expiring at this Annual Meeting and nominated to serve until the 2011 Annual Meeting).’’

MARTIN J. WELCH, age 52. Mr. Welch’s biography is set forth in the section entitled, ‘‘Class I Directors (serving until the 2010 Annual Meeting).’’

Executive Officers Who Do Not Serve as Directors

WILLIAM E. YOCKE, age 57, has served as Executive Vice President and Chief Financial Officer of Employers Holdings since February 5, 2007. He has served as Executive Vice President and Chief Financial Officer for EICN and ECIC from June 2005 to February 2007. He has also been Treasurer of Employers Holdings, EGI, and their predecessors, and EICN, ECIC, EOH and EIS since 2005. Mr. Yocke has been a Director of ECIC since November 2005 and EICN since April 2007. Prior to joining the Company, Mr. Yocke was Senior Vice President for the Willis Group, a London-based risk management and insurance intermediary, from 2004 to 2005. Previously, he served as Chief Financial Officer for AVRA Insurance Company from 2002 to 2004, Director of Deloitte & Touche West Region

Actuarial and Risk Management Consulting from 1996 to 2002, and Director of West Region Risk Management Consulting for Ernst & Young LLP from 1987 to 1996. Mr. Yocke is a licensed Certified Public Accountant in the state of California. Mr. Yocke holds a B.S. degree from St. Mary’s College of California.

LENARD T. ORMSBY, age 55, has served as Executive Vice President, General Counsel, Chief Legal Officer, and Secretary of Employers Holdings since February 5, 2007. He was appointed Corporate Secretary of EIG in April 2005, General Counsel in October 2006, and Chief Legal Officer in November 2006. He previously served as Executive Vice President and General Counsel of EICN and ECIC from June 2002 to November 2006. He has served as Secretary or Assistant Secretary of EICN, ECIC, EOH and EIS since 2002, and EGI since April 2005. Mr. Ormsby has been a Director of ECIC since June 2004 and EICN since April 2007. He was Chief Operating Officer of the Fund and EICN from 1999 to June 2002 and General Counsel of the Fund from 1995 to 1999. Before joining the Fund, Mr. Ormsby was a partner in the Nevada law firm of McDonald, Carano, Wilson, McCune, Bergin, Frankovich & Hicks. He has been a practicing attorney for nearly 25 years. Mr. Ormsby holds a B.A. degree from the University of Nebraska-Omaha, an M.S. degree from North Dakota State University and a J.D. degree from the University of Nebraska.

ANN W. NELSON, age 46, has served as Executive Vice President, Corporate and Public Affairs, of Employers Holdings since February 5, 2007. She has served as Executive Vice President, Corporate and Public Affairs of EICN and ECIC from January 2006 to February 2007. Ms. Nelson served EICN as Associate General Counsel from January through December 1999, as General Counsel from December 1999 through July 2002, Executive Vice President of Government Affairs from July 2002 through July 2004, and Executive Vice President of Strategy and Corporate Affairs from July 2004 through December 2006. Ms. Nelson’s governmental experience includes service as Legal Counsel to Nevada Governor Bob Miller from 1994 to 1999, and as a Deputy District Attorney in the Civil Division of the Washoe County District Attorney’s Office in Reno, Nevada from 1993 through 1994. Ms. Nelson holds a B.A. degree from the University of Nevada, Reno, and a J.D. degree, cum laude, from the University of San Francisco School of Law. She is a member of the Washoe County Bar Association and the State Bar of Nevada.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Executive Compensation Program

We completed our conversion from a mutual insurance holding company to a public company with an initial public offering (‘‘IPO’’) in February 2007. During 2007, our Compensation Committee (‘‘Committee’’) approved significant changes to our executive compensation program in light of the new challenges, competitive market practices and opportunities as a public company. Our principal goal is to provide fair and reasonable compensation which supports a strong pay-for-performance philosophy.

Specifically, our compensation program is designed to:

•	Offer an appropriate mix of base salary, annual bonus, long-term equity grants, benefits and perquisites which is generally consistent with our industry

•	Be between the 50th and 75th percentile levels in terms of total compensation and benefits for each Named Executive Officer

•	Provide significant linkage to short- and long-term financial and operating performance through an annual bonus plan and regular equity grants

The subsequent sections provide a discussion and analysis of the material elements of our current program. The Named Executive Officers are:

•	Douglas D. Dirks, President & CEO

•	William E. Yocke, EVP & CFO

•	Lenard T. Ormsby, EVP, Chief Legal Officer

•	Martin J. Welch, COO & President, EICN and ECIC

•	Ann W. Nelson, EVP, Corporate & Public Affairs

How Executive Compensation Was Determined

The Committee approves all decisions regarding our executive compensation program. During 2007, the Committee relied on advice from its independent compensation consultant and recommendations from the CEO concerning the compensation of the other Named Executive Officers, as discussed below.

Independent Compensation Consultant

During 2007, the Committee utilized the services of Frederic W. Cook & Co., Inc. (‘‘FWC’’) to evaluate our compensation practices and to assist in developing and implementing our executive compensation program and philosophy as a public company. FWC was selected by the Compensation Committee in 2006 because of its experience in assisting companies with the demutualization process, its expertise in presenting testimony before regulatory agencies and its significant experience in working with a wide variety of companies in the public sector. The Committee initially engaged FWC to do the following:

•	To review our executive and Director compensation programs as they existed before our IPO

•	To develop an appropriate peer group of companies

•	To provide an overview of the competitiveness of the then current executive and Director compensation programs compared to publicly-traded peer companies

•	To determine competitive compensation practices for insurance companies that have demutualized and gone public through IPOs

•	To determine competitive compensation practices for other recent IPOs of similar size and in similar industries that did not involve a demutualization

•	To recommend changes to the then current executive and Director compensation programs to be used by the Company after its conversion to a public company

FWC provided the Committee with specific compensation recommendations for each of the Named Executive Officers, as well as advice regarding the design of the short- and long-term incentive compensation components. FWC did not perform any services on behalf of management. Management did not retain a separate compensation consultant for purposes of determining compensation for any of the Named Executive Officers.

FWC prepared a benchmarking study which the Committee relied upon in determining the 2007 executive compensation program. This study examined the executive compensation levels and practices of 23 publicly-traded property and casualty insurance companies. Peer group companies were initially identified by FWC using the insurance industry group under the Global Industry Classification Standard, with an emphasis on workers’ compensation and other property and casualty companies. FWC established size ranges for financial criteria such as annual revenues and market capitalization such that we were positioned approximately at the 50th percentile of the peer group. FWC considered the resulting ranges, as well as the number of companies selected, appropriate for benchmarking purposes. Management provided its opinion regarding the companies selected for the peer group, but the final group, which was approved by the Committee prior to the study’s commencement, remained consistent with FWC’s original selection criteria.

The companies in the peer group used in the 2007 executive compensation study were as follows:

Peer Group
Alfa Corp	American Physicals Capital	Argonaut Group
Baldwin & Lyons	Commerce Group	Donegal Group
EMC Insurance	Erie Indemnity	Harleysville Group
Independence Holdings	James River	Navigators Group
Ohio Casualty	Philadelphia Consolidated	PMA Capital
Proassurance	RLI	Seabright
Selective Insurance Group	State Auto Financial	Tower Group
United Fire & Casualty	Zenith National

At the time of selection, the ranges of the companies in the peer group’s annual revenues and market capitalizations were as follows:

	Annual Revenues ($M)	Market Cap ($M)
Maximum	$1,949	$3,375
Median	$636	$1,069
Minimum	$199	$307

CEO Recommendations

The Committee also solicited the input and recommendations of the CEO when determining compensation for the other Named Executive Officers. This included setting the levels of base salary, annual target bonus and long-term incentive grants for each of the other Named Executive Officers. He also provided recommendations regarding the design of the short- and long-term incentive compensation components, including the specific targets for each applicable performance metric.

Elements of Our 2007 Executive Compensation Program

The following sections discuss each of the components of our executive compensation program as approved by the Committee. In developing the 2007 executive compensation program, the Committee took into account the advice of FWC and the recommendations of the CEO, and included the following components:

•	Base salary

•	Annual bonus

•	Long-term incentives (stock options and performance shares)

•	Benefits and perquisites

•	Employment agreements and compensation payable upon termination of employment

Once the Committee determined the final compensation packages for our Named Executive Officers, FWC confirmed to the Committee that these packages, and the compensation decisions being made in connection with these packages, would bring the Company in line with what FWC would expect to see at a new public company.

Base Salary

The Committee believes it is important to provide competitive base salaries to our executives because these salaries act as primary retention and recruitment tools, and impact other components of compensation such as bonus opportunities and other benefits and perquisites whose values are derived from base salary levels. The Committee’s intent is to position base salaries near the 50th percentile of the peer group, subject to adjustments to reflect personal performance and any additional roles and responsibilities not reflected in the competitive data, as well as recommendations made by the CEO regarding the other Named Executive Officers.

Effective January 1, 2007 (and prior to our conversion to a public company in February 2007), we approved salary increases for several of our Named Executive Officers. The adjustments were limited to 5% pursuant to an agreement between the Company and its insurance regulators.

Following the Committee’s review and analysis of FWC’s benchmarking study and the CEO’s recommendations regarding the other Named Executive Officers’ base salaries, adjustments for certain executives were approved effective August 1, 2007. Mr. Dirks’ base salary was determined to be between the 25th and 50th percentiles of the peer group, but was not adjusted because the Committee decided to provide a more significant portion of his total compensation in the form of short- and long-term incentive opportunities, as described below. Adjustments for Mr. Welch and Ms. Nelson aligned their salaries closer to the 50th percentile of the peer group. Adjustments for Messrs. Ormsby and Yocke brought their salaries between the 50th and 75th percentiles of the peer group to reflect their additional duties and responsibilities following our IPO.

The table below summarizes the adjustments for each of our Named Executive Officers during 2007 as compared to their final 2006 salaries:

Name	2006 Base Salary	1/1/07 Base Salary	8/1/07 Base Salary
Douglas D. Dirks	$550,000	$575,000	$575,000
Martin J. Welch	$310,000	$325,000	$400,000
William E. Yocke	$272,000	$285,000	$350,000
Lenard T. Ormsby	$300,000	$300,000	$345,000
Ann W. Nelson	$191,000	$200,000	$225,000

Annual Bonus

Each of our Named Executive Officers is eligible for annual cash bonus payments for the achievement of the pre-established annual financial and strategic performance goals. The Committee believes the annual bonus is an important component of our executive compensation program as it enables us to provide the additional compensation necessary to attract and retain qualified senior management team members who can successfully execute our short-term goals. In setting each of the targets, the Committee took into account the FWC study and recommendations made by the CEO regarding the other Named Executive Officers.

Annual cash bonuses were calculated as a percentage of each Named Executive Officer’s actual base salary for 2007. The target awards as a percentage of base salary were as follows: Mr. Dirks, 90%; Mr. Welch, 60%; and Messrs. Yocke and Ormsby and Ms. Nelson, 40%. Mr. Dirks’ target percentage was between the 50th and 75th percentiles of the peer group. Mr. Welch, Mr. Yocke and Ms. Nelson’s target bonus percentages fell slightly below the 50th percentile of the peer group for comparable positions, while Mr. Ormsby’s target bonus percentage was at the 50th percentile of the peer group. In setting target award percentages, the Committee took into account that Mr. Ormsby, Mr. Yocke and Ms. Nelson are all Executive Vice Presidents with similar levels of responsibility, and determined that it was most appropriate to set similar target award percentages for each.

Payouts were based on achievement within two categories: corporate performance and individual performance. Corporate performance provided 80% of each Named Executive Officer’s target bonus, with an opportunity to earn up to 150% of target. Individual performance provided up to 20% of the target bonus, and is capped at 50% of the calculated amount if the threshold level of corporate performance is not achieved. Maximum total payout is equal to 140% of the target bonus.

For 2007, the Committee selected combined ratio as the corporate performance metric. Combined ratio is defined as the sum of losses, loss adjustment expenses, commission expenses and underwriting and other operating expenses, minus the amortization of deferred gain on reinsurance, which is then divided by net premiums earned. The Committee believes that combined ratio is an effective measure of management performance, and provides meaningful incentive for management to pursue increasing levels of operating profitability.

The threshold, target and maximum levels for both combined ratio and corresponding payout percentages as a percentage of the corporate target component were established for 2007 as follows:

	Combined Ratio	Payout as % Target (Corporate Component)
Maximum	94.6	150%
Target	99.6	100%
Threshold	104.6	0%

The Committee also approved individual goals for each of the Named Executive Officers. Based on discussions with the CEO, the Committee established several specific individual performance goals for each of our Named Executive Officers from among the following:

•	Developing and implementing strategies and business plans that further our business operations

•	Ensuring compliance with various legal requirements such as public filings and corporate compliance

•	Developing internal capabilities to reduce the reliance on outside expertise and/or the need to hire additional staff

For 2007, we achieved a combined ratio of 85.6%, and therefore our Named Executive Officers achieved 150% of their corporate performance target. The following table shows the total payout calculations for each of our Named Executive Officers:

Name	Corporate Performance (80% weighting)	Individual Performance (20% weighting)	Total Payout Percentage
Douglas D. Dirks	150%	95%	139%
Martin J. Welch	150%	95%	139%
William E. Yocke	150%	100%	140%
Lenard T. Ormsby	150%	100%	140%
Ann W. Nelson	150%	90%	138%

The Committee has determined the performance goals for the annual bonus awards to be made to our Named Executive Officers for 2008. These goals are similar to those established for 2007.

Long-Term Incentive Grants

We believe that a properly designed long-term incentive program, along with competitive compensation opportunities, encourages our Named Executive Officers to pursue and execute long-term strategies for increasing stockholder value. It also serves as an important retention and recruiting tool in securing a highly-qualified senior management team.

The overall grant levels were set at individual levels which, when combined with cash compensation, would result in total compensation between the 50th and 75th percentiles of the peer group. For 2007, the Committee approved long-term incentive grants for each executive consisting of an equal mix of non-qualified stock options and performance shares. The Committee also reviewed the resulting total compensation for each Named Executive Officer and believed the differences reflected the relative abilities of each to impact our long-term performance results.

Stock Options

Our Named Executive Officers received grants of non-qualified stock options in August 2007. The awards vest as to 25% of the shares underlying each grant six months following the grant date and as to an additional 25% on each of the first three annual anniversaries of the six-month anniversary of the date of the grant. After the initial option grants, it is intended that annual option grants will vest pro rata on each of the first four anniversaries of the date of grant. Annual option grants have a maximum term of seven years. The Committee believes stock options will provide the proper incentive to pursue strategies which will generate long-term growth in the share price. The option grants that were made in 2007 to our Named Executive Officers are set out and described in the Summary Compensation Table on page 28 and the Grants of Plan-Based Awards Table on page 31.

Performance Shares

Performance shares will be earned based on the achievement of pre-established corporate performance goals over a three-year performance period commencing January 1, 2007, and ending December 31, 2009. The Committee selected three-year average combined ratio and adjusted return on average equity, each weighted equally, as the metrics. Combined ratio is the same metric used for the annual bonus plan (and discussed above). Adjusted return on average equity is defined as GAAP return on equity, but adjusted to exclude the deferred gain on reinsurance. The maximum number of performance shares that may be earned based on actual performance during the performance period is 150% of the targeted number of performance shares. The Committee believes that the performance share grant, including the selection of a three-year period, will effectively motivate management to focus on executing an existing long-term strategic plan designed to increase overall shareholder value.

The table below shows the threshold, target and maximum levels for each metric, along with the associated payouts:

	50% Weighting 3 Year Average Return on Adjusted GAAP Equity		50% Weighting 3 Year Average GAAP Combined Ratio
	% Average Return	% of Target Performance Shares Payable	Average Combined Ratio	% of Target Performance Shares Payable
Maximum	9.9%	150%	97	150%
	9.6%	130%	98	130%
	9.3%	115%	99	115%
Target	9.0%	100%	100	100%
	8.7%	90%	101	90%
	8.4%	75%	102	75%
	8.1%	55%	103	55%
Threshold	7.8%	25%	104	25%

The three year average return on adjusted GAAP equity is defined as the annual average return on adjusted equity (as defined below) for 2007, 2008 and 2009. Return on adjusted equity is defined as net income minus amortization of deferred gain on reinsurance, divided by the sum of beginning equity and beginning deferred gain on reinsurance, plus ending equity and ending deferred gain on reinsurance, divided by two. The three year GAAP combined ratio is the sum of the 2007, 2008 and 2009 losses, loss adjustment expenses, commission expenses and underwriting and other operating expenses, minus the sum of the 2007, 2008 and 2009 amortization of deferred gain on reinsurance, which difference is then divided by net premiums earned during 2007, 2008 and 2009. These formulas assume that we will have no reserve releases.

The performance share grants that were made in 2007 to our Named Executive Officers are set out and described in the Summary Compensation Table on page 28 and the Grants of Plan-Based Awards Table on page 31.

The Committee is in the process of determining the structure of the long-term incentive grants that will be made to our Named Executive Officers for periods commencing in 2008. In light of the Committee’s intention to continue performance based annual bonus awards, and the complexity of the structure of the performance shares granted in 2007, both with respect to administering these awards and properly communicating them, the Committee is considering granting long-term incentive awards in 2008 that are time vested instead of performance vested, but the value of which will be linked to the value of our stock.

Benefits and Perquisites

Our Named Executive Officers are eligible to participate in all of the benefit programs generally offered to employees. In addition, Named Executive Officers receive automobile allowances, supplemental life insurance benefits, travel club memberships and country club memberships. In addition, the Named Executive Officers were also accompanied by their spouses to New York for the Opening Bell celebration at the New York Stock Exchange.

The Committee has determined that the Named Executive Officer perquisites are appropriate and below peer group median levels. The supplemental life insurance benefits provided to Named Executive Officers are consistent with those provided to similarly situated executives of the companies in our peer group. The country club memberships allow our Named Executive Officers to interface with our community and provide them access to quality establishments for entertaining stakeholders.

Employment Agreements; Other Compensation

Each of our Named Executive Officers was a party to an employment agreement prior to our conversion and IPO, and all continue to be parties to such agreements. These agreements are designed to protect us through their confidentiality, non-solicitation and non-competition provisions. The agreements also serve as recruitment and retention tools by providing a measure of economic security to our Named Executive Officers.

The agreements were negotiated prior to our initial public offering. However, the Committee intends to review each agreement prior to its renewal in the context of best practices for public companies.

A summary of the employment agreements with each of our Named Executive Officers, including the amounts that may become payable upon the occurrence of various termination events, is provided on page 35.

Stock Ownership Guidelines

The Committee adopted guidelines which require executives, including all of the Named Executive Officers, to attain specific levels of share ownership. Executives eligible for regular annual equity grants must retain 50% of ‘‘net gain shares’’ acquired upon exercise of stock options (i.e., shares acquired after the payment of the option exercise price and all employment and income taxes) and payment of earned performance shares until the multiple is achieved. Once the multiple is achieved, executives must continue to retain 25% of all net gain shares for the duration of their employment. These guidelines assure that officers are continuously adding to their holdings in the Company’s shares to the extent that the equity incentives granted under the Company’s executive compensation program deliver realized value to officers.

Position	Multiple of Base Salary
Chief Executive Officer	4x
Chief Operating Officer/Executive Vice President	3x
Senior Vice President	2x
Vice President	1x

As of December 31, 2007, none of our executives had met the guidelines. However, no equity or equity based awards could be made to any executive officers prior to six months after the Company’s initial public offering, which occurred on February 5, 2007.

Stock Option Approval and Grant Procedures

Stock Grant Policy

The Board has adopted an equity grant policy that specifies the Company’s practices and procedures for granting equity awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares or any other stock based award.

All equity award grants will be made once per year on the date of our Annual Meeting of Stockholders, with the exception of new hire grants, certain grants to non-officers, as described below and grants of performance share awards. Specifically, equity award grants to officer new hires will be made on the first day of employment, subject to prior approval by the Committee.

Performance share awards (and similar performance-based awards other than stock options) that are intended to satisfy the requirements for performance-based compensation under section 162(m) of the Internal Revenue Code typically will be made within the first 90 days of the calendar year.

Generally, our Chief Administrative Officer will prepare a list of equity grants for our CEO’s consideration and, prior to a scheduled Committee meeting (or approval date for awards), our CEO will submit to the Committee, for its consideration, a list of recommended equity grants (including the names of grantees, which will not include our CEO, and the terms of the awards) to be considered by the Committee. To the extent any grantees are officers subject to Section 16 reporting obligations, the list of proposed grants will also be provided to our Chief Legal Officer at the same time. The Committee may delegate the authority to grant equity awards to our CEO but solely with respect to equity awards to non-officers, and only if such equity awards are within the guidelines established by the Committee for this purpose.

Recapture Policies

Under our Equity and Incentive Plan, if a grantee engages in certain conduct considered harmful to us prior to or following termination of employment, then the grantee will forfeit (1) all then outstanding awards under the plan, without consideration, (2) any shares of Company stock owned by the grantee that were previously subject to an award under the plan and (3) any cash amounts previously paid to a grantee in respect of a plan award. In addition, if the grantee sold shares of Company stock during the 12-month period preceding the time the grantee engaged in the harmful conduct, then the grantee will be required to repay to the Company the aggregate value of these shares on the date of the sale minus the amounts, if any, paid for these shares.

In addition, the performance shares granted to our Named Executive Officers specifically provide that in the event the Company is required to restate any of its financial statements applicable to the performance period covered by the awards, then the Company may require our Named Executive Officer to repay to the Company the aggregate value of any performance shares that became payable upon the achievement of the performance goals, to the extent these performance goals would not have been achieved had this restatement not been required.

Tax Considerations

Under section 162(m) of the Internal Revenue Code, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid to our CEO, or any of our three other highest paid executive officers (other than our CFO) who are employed by the Company at year-end. The Committee believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under section 162(m). Accordingly, the Committee has taken, and intends to take, appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. In this regard, the Committee believes that no compensation paid in 2007 to the applicable Named Executive Officers will fail to be deductible under section 162(m). However, notwithstanding this general policy, the Committee also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, even if the compensation is not fully deductible under section 162(m).

COMPENSATION COMMITTEE REPORT

On March 5, 2008, the Compensation Committee, comprised of Independent Directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors of Employers Holdings that the Compensation Discussion and Analysis be included in this Proxy Statement.

/s/ Compensation Committee

Board of Directors
Richard W. Blakey, Chairman
Katherine W. Ong
Michael D. Rumbolz

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and three other most highly compensated executive officers during 2007 and 2006:

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5)(6) ($)	All Other Compensation(7) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	Total ($)
Douglas D. Dirks	2007	575,509	—	80,991	91,875	718,724	62,090	—	1,529,189
President and Chief	2006	543,769	—	—	—	1,239,794	57,358	—	1,840,921
Executive Officer, EHI (EIG)
William E. Yocke	2007	313,236	680	26,996	30,625	173,880	49,028	—	594,445
Executive Vice	2006	267,846	680	—	—	243,740	35,672	—	547,938
President and Chief
Financial Officer, EHI
Lenard T. Ormsby	2007	320,665	680	26,996	30,625	177,984	49,365	—	606,315
Executive Vice	2006	341,521	100,680	—	—	210,000	45,895	—	761,096
President and Chief
Legal Officer, EHI
Martin J. Welch	2007	355,940	680	40,496	45,938	298,716	42,743	—	784,513
President and Chief	2006	307,115	680	—	—	279,475	192,740	—	780,010
Operating Officer,
EICN and ECIC
Ann W. Nelson	2007	210,392	680	21,599	24,500	115,867	32,442	—	405,480
Executive Vice	2006	218,963	680	—	—	171,290	35,364	—	426,297
President, Corporate and Public Affairs, EHI

(1)	Salary includes base salary and payments in respect of accrued vacation, holiday and sick days and income for excess life insurance. In 2006, Mr. Ormsby and Ms. Nelson received payment of accrued vacation of $41,521 and $30,733, respectively, when the Company adopted a limitation on accrued vacation.
(2)	In 2006, Mr. Ormsby received a $100,000 bonus for signing an amended and restated employment agreement, which expires on December 31, 2008. Each officer other than Mr. Dirks received a company-wide end-of-year bonus of $680, for both 2007 and 2006.
(3)	The amounts in the ‘‘Stock Awards’’ column relate to performance shares granted under our Equity and Incentive Plan in August 2007. Performance shares were not granted in prior years. The amounts shown do not reflect compensation actually received by the Named Executive Officer, but rather represent expense recognized for 2007 in the 2007 Consolidated Financial Statements in accordance with SFAS No. 123(R), excluding any assumption for future forfeitures. There were no actual forfeitures of stock awards by any of our Named Executive Officers in 2007 and all other assumptions used to calculate the expense amounts shown are set forth in Note 11 to the 2007 Consolidated Financial Statements. Performance shares are awards of shares of Company common stock that would be granted upon the achievement of pre-established performance goals. For more information regarding these awards, see the Grants of Plan-Based Awards table on page 31.
(4)	The amounts in the ‘‘Options Awards’’ column relate to stock options granted under our Equity and Incentive Plan in August 2007. Stock options were not granted in prior years. The amounts shown do not reflect compensation actually received by the Named Executive Officer, but rather the expense recognized for 2007 in the 2007 Consolidated Financial Statements in accordance with SFAS No. 123(R), excluding any assumption for future forfeitures. There were no actual forfeitures of stock options by any of our Named Executive Officers in 2007 and we have used the Black-Scholes option pricing method for calculating the expense amounts shown. Specifically, the assumptions used to calculate the expense amounts shown for stock options are set forth in Note 11 to the 2007 Consolidated Financial Statements. For more information regarding these awards, see the Grants of Plan-Based Awards table on page 31.
(5)	For the year 2007, the Non-Equity Incentive Plan Compensation listed on this table reflects the cash bonus earned by each of our Named Executive Officers with respect to 2007 under our Equity and Incentive Plan, which was paid in the first quarter 2008 at approximately the maximum level of achievement based upon the Company’s performance and the actual individual performance of each Named Executive Officer in 2007.
(6)	For the year 2006, the Non-Equity Incentive Plan Compensation listed on this table reflects the cash bonus earned by our Named Executive Officers with respect to 2006 under our 2006 Incentive Bonus Plan, which was paid in March 2007, based on the performance of each of our Named Executive Officers in 2006.

(7)	Includes the following payments that we paid to or on behalf of our Named Executive Officers:

Name	Year	Car Allowance ($)	Club Memberships ($)	401(k) Matching Contributions ($)	Excess Accrued Vacation(1) ($)	Life Insurance Premiums ($)	Spouse/ Family Travel ($)	Personal Benefits ($)	Total ($)
Douglas D. Dirks	2007	15,600	9,973	9,000	22,115	621	3,623	1,158	62,090
William E. Yocke	2007	14,400	6,420	9,000	13,462	378	2,874	2,494	49,028
Lenard T. Ormsby	2007	14,400	12,627	9,000	8,260	373	2,774	1,931	49,365
Martin J. Welch	2007	14,400	5,721	9,000	6,727	432	4,866	1,597	42,743
Ann W. Nelson	2007	14,400	—	7,781	8,654	243	929	435	32,442

(1)	For each Named Executive Officer, excess accrued vacation represents the dollar value of vacation accrued during 2007, in excess of the vacation accrual permitted for the Company’s employees generally. The dollar values were determined by reference to the Named Executive Officers’ base salaries in effect at December 31, 2007.

GRANTS OF PLAN-BASED AWARDS

Non-Equity Incentive Plan Awards

2007 Incentive Bonus Program.    As discussed above, effective December 31, 2005, the Company terminated the 2003 Executive Bonus Plan, which provided for short- and long-term bonuses to certain officers based on corporate performance and a modifier based upon individual performance and replaced it in 2006 with our 2006 Incentive Bonus Plan for all of the Company’s officers. The 2006 plan provided for a cash bonus for each executive officer, including our Named Executive Officers, dependent upon the level of achievement relative to the stated corporate goals and personal performance goals, calculated as a percentage of each such officer’s base salary, with higher ranked officers being compensated at a higher percentage of base salary. This plan terminated on December 31, 2006, and was replaced with a similar annual cash incentive program under our Equity and Incentive Plan. Like the previous plan, the new bonus program provides for a cash bonus, dependent upon the level of achievement of the stated corporate goals and personal performance goals, calculated as a percentage of the Named Executive Officer’s base salary, with higher ranked executive officers being eligible for a higher percentage of base salary. For 2007, the target bonus awards (which are determined based on a percentage of base salary earned during 2007) were as follows: Mr. Dirks, 90%; Mr. Welch, 60%; and Messrs. Yocke and Ormsby and Ms. Nelson, 40%. Amounts earned under the new bonus program by our named executives are reflected in the Summary Compensation Table above in the ‘‘Non-Equity Incentive Plan Compensation’’ column. The cash bonus opportunities for 2007 for our Named Executive Officers at threshold, target and maximum performance levels are set forth below under the Non-Equity Incentive Plan Awards Columns.

Stock Options and Performance Shares

As discussed above, the Company has granted stock options and performance share awards to our Named Executive Officers under our Equity and Incentive Plan.

Each option was granted with an exercise price equal to the fair market value of the shares on the date of grant (which is the closing price of the shares on the date of grant), has a term of seven years, and vests as to 25% of the shares underlying each grant six months following the date of grant and as to an additional 25% on each of the first three anniversaries of the six-month anniversary of the date of grant. In the event of a change in control, each outstanding option that is not assumed or substituted in connection with the transaction will become fully vested and exercisable upon the occurrence of the change in control. The stock options awarded for 2007 are set forth under the Option Awards columns below.

Performance shares are granted for a specified performance period, and the number of shares earned is based on the achievement of pre-established performance goals, as determined at the end of the performance period. In August 2007, the Company granted performance shares for the three-year performance period commencing January 1, 2007. Each of these grants will be earned based on the achievement of pre-established corporate performance goals, as determined at the end of the three-year performance period. The performance goals were based on the Company’s three-year average combined ratio and adjusted return on average equity, each weighted equally. The maximum number of performance shares that an individual may earn based on actual performance during the performance period is 150% of the targeted number of performance shares. In the event of a change in control, each outstanding performance share award that is not assumed or substituted in connection with the transaction will become fully vested and the restrictions, payment conditions, and forfeiture conditions applicable to such award will lapse and any performance conditions imposed on the award will be deemed to be fully achieved. Performance shares awarded for 2007 are set forth below under the All Other Stock Awards Column.

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GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards: Number of Shares of Stock or Units ($)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
										Exercise or Base Price of Options Award ($/sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Grant Date Fair Value of Option Awards ($)(4)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Name
Douglas D. Dirks President Chief Executive Officer	n/a		517,068	723,894	—	—	—	—	—	—	—
	08/08/07	—	—	—	—	—	—	—	75,000	18.79	441,000
	08/08/07	—	—	—	6,250	25,000	37,500	—	—	—	—
William E. Yocke Executive Vice President Chief Financial Officer	n/a	—	124,269	173,977	—	—	—	—	—	—	—
	08/08/07	—	—	—	—	—	—	—	25,000	18.79	147,000
	08/08/07	—	—	—	2,083	8,333	12,499	—	—	—	—

Lenard T. Ormsby Executive Vice President Chief Legal Counsel	n/a	—	127,200	178,080	—	—	—	—	—	—	—
	08/08/07	—	—	—	—	—	—	—	25,000	18.79	147,000
	08/08/07	—	—	—	2,083	8,333	12,499	—	—	—	—

Martin J. Welch President & Chief Operating Officer	n/a	—	212,757	297,860	—	—	—	—	—	—	—
	08/08/07	—	—	—	—	—	—	—	37,500	18.79	220,500
	08/08/07	—	—	—	3,125	12,500	18,750	—	—	—	—
Ann W. Nelson Executive Vice President Corporate and Public Affairs	n/a	—	83,961	117,546	—	—	—	—	—	—	—
	08/08/07	—	—	—	—	—	—	—	—	—	—
	08/08/07	—	—	—	1,666	6,667	10,000	—	20,000	18.79	117,600

(1)	The Estimated Future Payouts under the Non-Equity Incentive Plan Awards columns reflect 100% of the award at target level of achievement, and 150% of the award at maximum level of achievement, based on a percentage of the base salary earned by each Named Executive Officer in 2007.
(2)	The Estimated Future Payouts under the Equity Incentive Plan Awards columns reflect the number of performance shares that would be awarded at the end of the three-year performance period commencing January 1, 2007, assuming the pre-established performance goals were achieved. 25% of the award would be paid at the threshold level of achievement, 100% of the award would be paid at target level of achievement, and 150% of the award would be paid at maximum level of achievement.
(3)	Amounts shown are the number of shares underlying the options granted to the Named Executive Officers in August 2007. The options will vest as to 25% of the shares underlying the grant six months following the initial grant and as to an additional 25% on each of three anniversaries of the six-month anniversary of the date of grant.
(4)	Amounts shown represent the aggregate fair value of the stock awards and stock options as of the date of grant calculated in accordance with SFAS No. 123(R). Assumptions used to calculate the grant date fair value amounts are set forth in Note 11 to the 2007 Consolidated Financial Statements. However, the fair value shown above may not be indicative of the value realized on the date the option is exercised due to the variability in the share price of common stock. The exercise price equals the closing price of the shares as of the date of grant, pursuant to the terms of our Equity and Incentive Plan.

The Summary Compensation Table and Grants of Plan-Based Awards Tables should be read in conjunction with both the preceding ‘‘Compensation Discussion and Analysis,’’ which provides detailed information regarding our compensation philosophy and objectives, and ‘‘Employment and Severance Agreement,’’ below, which provides a description of the material terms of the employment arrangements with our Named Executive Officers.

Outstanding Equity Awards Table

The following table sets forth certain information concerning outstanding equity awards for each Named Executive Officer as of December 31, 2007:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Douglas D. Dirks	—	75,000	—	$18.79	08/08/2014	—	$—	25,000	$417,750
William E. Yocke	—	25,000	—	$18.79	08/08/2014	—	$—	8,333	$139,244
Martin J. Welch	—	37,500	—	$18.79	08/08/2014	—	$—	12,500	$208,875
Lenard T. Ormsby	—	25,000	—	$18.79	08/08/2014	—	$—	8,333	$139,244
Ann W. Nelson	—	20,000	—	$18.79	08/08/2014	—	$—	6,667	$111,406

(1)	Reflects options granted in August 2007 under our Equity and Incentive Plan. Each option vests as to 25% of the shares underlying each grant six months following the date of grant and as to an additional 25% on each of the first three anniversaries of the six-month anniversary of the date of grant.
(2)	Reflects the number of performance shares that would be awarded to the Named Executive Officers at the end of the three-year performance period commencing January 1, 2007, assuming that the target level of the performance goals are achieved, pursuant to the grants made in August 2007 under our Equity and Incentive Plan. Specifically, each grant of performance shares will be earned based on the achievement of pre-established corporate performance goals over a three-year performance period.

Pension Benefits

None of the Company’s Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit officers plans sponsored by the Company.

Non-qualified Deferred Compensation

None of the Company’s Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by the Company.

Potential Payments Upon Termination or Change in Control

The following summaries and the chart that follows set forth potential payments payable to the Company’s Named Executive Officers upon termination of employment or a change in control of the Company under their current employment agreements and the Company’s other compensation programs. The Compensation Committee may in its discretion revise, amend or add to the benefits if it deems it advisable.

Douglas D. Dirks

The Company may at any time terminate its employment agreement with Mr. Dirks if Mr. Dirks materially breaches the agreement, fails to obtain or maintain any required licenses or certificates, willfully violates any law, rule or regulation that may adversely affect his ability to perform his duties or may subject the Company to liability, or is convicted of a felony or crime including moral turpitude, or if the Company elects to discontinue its business (‘‘Cause’’). In addition, the Company may at any time terminate the agreement if Mr. Dirks is unable to perform the essential functions of his job for a period of more than 100 business days in a 120 consecutive business day period (‘‘Disabled’’) or if Mr. Dirks dies. Mr. Dirks may terminate his employment agreement for ‘‘Good Cause’’ if the Company materially breaches it or the Company willfully violates any law, rule, or regulation that may adversely affect the ability of Mr. Dirks to perform his duties or may subject Mr. Dirks to liability. Mr. Dirks may be entitled to certain additional benefits under the Equity and Incentive Plan relating to the accelerated vesting of equity awards if his employment is terminated by the Company without Cause or by Mr. Dirks for Good Cause following a change in control of the Company (as defined in the Equity and Incentive Plan).

Termination by the Company (other than for Cause, Death or Disability) or Termination by Mr. Dirks for Good Cause prior to a Change in Control.    If Mr. Dirks is terminated for any reason other than death, disability or Cause, or if Mr. Dirks terminates his employment for Good Cause, in each case prior to a change in control, Mr. Dirks is entitled to receive (less applicable withholding taxes):

•	an amount equal to Mr. Dirks’ base salary through the term of the agreement or two years base salary, whichever is greater, within 30 days of the effective date of the termination;

•	amounts due under any bonus plan in which Mr. Dirks has been a participant, pro-rated for the period of the calendar year in which Mr. Dirks was employed, within 30 days of the effective date of the termination or, at the Company’s election, on the date provided by the termination provisions of the applicable plan;

•	continuation of insurance coverage provided to Mr. Dirks as of the date of his termination for 18 months with the Company paying the employer portion of the premium; and

•	unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Dirks at the time he is granted a particular equity award, upon termination of his employment, Mr. Dirks will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company (other than for Cause, Death or Disability) or Termination by Mr. Dirks for Good Cause following a Change in Control.    If Mr. Dirks is terminated for any reason other than death, disability or Cause, or if Mr. Dirks terminates his employment for Good Cause, in each case following a change in control of the Company, in addition to the severance benefits set forth above that Mr. Dirks is entitled to receive upon such terminations prior to a change in control, all restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested upon termination of Mr. Dirks’ employment by the Company without Cause or by Mr. Dirks for Good Cause during the 24-month period following the change in control. Notwithstanding the above, if outstanding equity awards are not assumed or substituted in connection with the change in control, the restrictions, limitations and conditions applicable to outstanding awards will lapse, performance goals will be deemed to be fully achieved and the awards will become fully vested immediately upon the change in control.

Termination for Death or Disability.    If Mr. Dirks’ employment is terminated as a result of his disability, Mr. Dirks is entitled to benefits in accordance with the Company’s policies generally applicable to all employees, which provide for a benefit equal to $15,000 per month until Mr. Dirks reaches age 65. If Mr. Dirks’ employment is terminated as a result of his death, pursuant to the terms of Mr. Dirks’ employment agreement, he is entitled to life insurance benefits under the Company’s group life insurance program equal to three times his base salary (employees generally are entitled to benefits equal to two times base salary). Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Dirks at the time he is granted a particular equity award, upon termination of his employment as a result of death or disability, Mr. Dirks will forfeit any outstanding awards except that he (or his estate) will have one year following termination of employment to exercise any vested options or stock appreciation rights.

Termination by the Company for Cause or By Mr. Dirks other than for Good Cause.    Upon termination for any other reason, Mr. Dirks is not entitled to any payment or benefit other than the payment of unpaid salary and accrued and unused vacation pay. Unless otherwise provided by the Company’s plan administrator in the award agreement entered into with Mr. Dirks at the time he is granted a particular equity award, upon termination of his employment, Mr. Dirks will forfeit any outstanding awards except that he will have 90 days following termination of employment to exercise any vested options or stock appreciation rights.

Messrs. Yocke, Welch and Ormsby and Ms. Nelson

Messrs. Yocke, Welch and Ormsby and Ms. Nelson are entitled to the same payments and benefits under the same circumstances as described above for Mr. Dirks, except that in the event that the employment of any of these four executives is terminated for any reason other than death, disability or Cause, or the executive terminates his or her employment for Good Cause, in each case prior to a change in control, in addition to receiving the same continuation of insurance benefits and treatment of equity awards as Mr. Dirks, these executives will receive the following:

•	an amount equal to the executive’s base salary through the term of the agreement or one month of base salary for each completed year of service with the Company, whichever is greater but in no case less than 12 months of base salary for Messrs. Yocke and Welch and Ms. Nelson, and 18 months of base salary for Mr. Ormsby (rather than the greater of base salary through the term and two years base salary for Mr. Dirks), in each case, within 30 days of the effective date of the termination; and

•	short and long-term amounts due under the Company’s bonus plans in effect at termination; short-term amounts will be pro-rated for the period of the calendar year in which the executive was employed, within 30 days of the effective date of the termination or, at the Company’s election, on the date provided by the termination provisions of the applicable plan.

However, in the event Ms. Nelson’s employment is terminated for death or disability, instead of the guaranteed benefit of $15,000 per month to which the other four Named Executive Officers are entitled, she will be entitled to a benefit equal to 66 2/3% of her monthly salary (up to a maximum of $15,000 per month).

Assuming each of the Named Executive Officers’ employment had terminated on December 31, 2007, under each of the circumstances set forth in the chart below, the payments and benefits described above would have the following estimated values:

[CHART TO FOLLOW ON NEXT PAGE]

Employment Termination and Change-in-Control Benefits

	Cash Severance	Bonus(1)	Accrued Vacation	Medical Continuation	Death Benefits	Disability Benefits	Value of Accelerated Equity and Performance Awards(2)	Total
Douglas D. Dirks
Without Cause or for Good Cause Prior to a Change in Control	$1,150,000	$718,724	$110,577	$31,838	$—	$—	$46,417	2,057,556
Without Cause or For Good Cause Following a Change in Control	$1,150,000	$718,724	$110,577	$31,838	$—	$—	$417,750	2,428,889
Death	—	$718,724	$110,577	—	$1,725,000	$—	$417,750	2,972,051
Disability	—	$718,724	$110,577	—	—	$2,820,000	$417,750	4,067,051
William E. Yocke
Without Cause or for Good Cause Prior to a Change in Control	$350,000	$173,880	$67,308	$21,738	$—	$—	$15,472	628,398
Without Cause or For Good Cause Following a Change in Control	$350,000	$173,880	$67,308	$21,738	$—	$—	$139,244	752,170
Death	—	$173,880	$67,308	$—	$1,050,000	$—	$139,244	1,430,432
Disability	—	$173,880	$67,308	—	—	$1,335,000	139,244	1,715,432
Lenard T. Ormsby
Without Cause or for Good Cause Prior to a Change in Control	$517,500	$177,984	$67,972	$31,838	$—	$—	$15,472	810,766
Without Cause or For Good Cause Following a Change in Control	$517,500	$177,984	$67,972	$31,838	$—	$—	$139,244	935,538
Death	—	$177,984	$67,972	$—	$1,035,000	—	$139,244	1,420,200
Disability	—	$177,984	$67,972	—	—	$1,740,000	$139,244	2,125,200
Martin J. Welch
Without Cause or for Good Cause Prior to a Change in Control	$400,000	$298,716	$68,265	$31,838	$—	$—	$23,208	822,027
Without Cause or For Good Cause Following a Change in Control	$400,000	$298,716	$68,265	$31,838	$—	$—	$208,875	1,007,694
Death	—	$298,716	$68,265	$—	$1,200,000	$—	$208,875	1,775,856
Disability	—	$298,716	$68,265	—	—	$2,340,000	$208,875	2,915,856
Ann W. Nelson
Without Cause or for Good Cause Prior to a Change in Control	$225,000	$115,867	$45,000	$31,838	$—	$—	$12,378	430,083
Without Cause or For Good Cause Following a Change in Control	$225,000	$115,867	$45,000	$31,838	$—	$—	$111,406	529,111
Death	—	$115,867	$45,000	—	$775,000	—	$111,406	1,047,273
Disability	—	$115,867	$45,000	—	—	$3,285,000	$111,406	3,557,273

(1)	For the year 2007, the Non-Equity Incentive Plan Compensation listed on this table reflects the cash bonus earned by each of our Named Executive Officers with respect to 2007 under our Equity and Incentive Plan, which was paid in the first quarter 2008 at approximately the maximum level of achievement based upon the Company’s performance and the actual individual performance of each Named Executive Officer in 2007.
(2)	Under the terms of the Performance Share Agreements, if the Named Executive Officers’ employment terminates by reason of death or total and permanent disability, performance shares will be awarded to the Named Executive Officer on Payment

Date, to the extent of, the actual achievement of the Performance Goals. If the Named Executive Officers’ employment terminates involuntarily without cause in the event of a change of control, all performance shares are deemed fully achieved and vest immediately. If the Named Executive Officers’ employment terminated involuntarily without cause and not in connection with a change of control, the Named Executive Officer is due on Payment Date a portion of their Performance Shares equal to the product of (a) the total number of performance shares granted and (b) a fraction, the numerator of which is number of full months elapsed since the Date of Grant Date and the denominator of which is 36. At December 31, 2007, the impact of awarded stock options have been excluded from the above table, as the options did not have any intrinsic value.

Director Compensation

Non-employee Directors receive an annual retainer of $25,000, and are also paid cash fees of $1,000 for each Board meeting above four meetings in a calendar year, $1,500 for each Audit Committee meeting attended and $1,000 for each other committee meeting attended. The Chairman of the Board is paid an additional cash fee of $20,000 annually. Committee chairpersons are paid an additional cash fee of $10,000 annually.

In addition to the cash compensation, six months following the initial public offering which occurred on February 5, 2007, each non-employee Director was granted an award of restricted stock units (‘‘RSUs’’) with a value of $50,000. Subject to accelerated vesting as set forth below, the RSUs will vest in full at this 2008 stockholders meeting and will be paid in shares six months following termination of Board service. Vested RSUs will be credited with dividend equivalents which will be reinvested in additional RSUs.

The following table sets forth a summary of the compensation we paid to our non-employee Directors in 2007:

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Robert J. Kolesar	2007	$62,000	$24,993	$—	$—	$—	$17,410	$104,403
	2006	78,000	—	—	—	—	—	78,000
Richard W. Blakey	2007	55,000	24,993	—	—	—	6,917	86,910
	2006	62,000	—	—	—	—	—	62,000
Valerie R. Glenn	2007	38,000	24,993	—	—	—	2,958	65,951
	2006	33,500	—	—	—	—	—	33,500
Rose E. McKinney-James	2007	51,000	24,993	—	—	—	1,803	77,796
	2006	68,500	—	—	—	—	—	68,500
Ronald F. Mosher	2007	60,000	24,993	—	—	—	768	85,761
	2006	60,500	—	—	—	—	—	60,500
Katherine W. Ong	2007	54,000	24,993	—	—	—	2,364	81,357
	2006	64,500	—	—	—	—	—	64,500
Michael D. Rumbolz	2007	58,000	24,993	—	—	—	774	83,767
	2006	57,000	—	—	—	—	—	57,000
John P. Sande, III	2007	55,000	24,993	—	—	—	3,211	83,204
	2006	65,500	—	—	—	—	—	65,500

(1)	The amounts in the ‘‘Stock Awards’’ column relate to restricted stock units (RSUs) granted by the Company to the non-employee members of the Board of Directors under our Equity and Incentive Plan in August 2007. The RSUs will vest on the date of the first annual meeting of the Company following January 1, 2008, except for accelerated vesting in the case of death or disability of the Director or as a result of a change of control. RSUs were not granted in prior years. The fair market value of the RSUs on the date of the grant was $49,985 for each Director. The amounts shown do not reflect compensation actually received by the non-employee Director but rather represent expense recognized for 2007 in the 2007 Consolidated Financial Statements in accordance with SFAS No. 123(R), excluding any assumption for future forfeitures. There were no actual forfeitures of stock awards by any of our Directors in 2007 and all other assumptions used to calculate the expense amounts shown are set forth in Note 11 to the 2007 Consolidated Financial Statements.
Each non-employee Director has been granted 2,970 unvested stock awards which include RSUs that have not been delivered at December 31, 2007.
(2)	All Other Compensation totals include costs associated the Directors and their guests (spouse, family member or similar guest) attending board meetings and/or board activities. For two board activities during the year ended December 31, 2007, each Director was allowed to bring a guest. For each of these activities, the Company incurred costs associated with commercial airfare, meals, sightseeing, and other similar activities.

Indemnification of Officers and Directors

Our Articles of Incorporation require the Company to indemnify the Company’s officers and Directors to the fullest extent permitted by law. The Articles of Incorporation go on to provide, however, that no such obligation to indemnify exists as to proceedings initiated by an officer or Director unless (a) it is a proceeding (or part thereof) initiated to enforce a right to indemnification; or (b) was authorized or consented to by the Company’s Board of Directors. The Company is authorized to provide indemnification of its employees or agents, through Bylaws, agreements with agents, vote of stockholders or disinterested Directors, or otherwise, to the fullest extent permissible under Nevada law. The Company’s Bylaws define an agent as any person who is or was a Director or officer of the Company or who is or was serving at the Company’s request as a Director, officer, employee or agent of another foreign or domestic company, partnership, joint venture, trust or other enterprise, or was a Director or officer of a foreign or domestic company which was a predecessor company of us or of another enterprise at the request of the predecessor company. Indemnification is not provided where the person (a) is liable pursuant to NRS 78.138; or (b) did not act in good faith and in a manner which that person reasonably believed to be in or not opposed to our best interests, or, in the case of a criminal proceeding, had reasonable cause to believe the conduct of the person was unlawful.

The Company has entered into employment agreements, discussed above, which provide that the Company shall indemnify the employee to the fullest extent permitted by Nevada law and the Articles of Incorporation and Bylaws of the employing company. Additionally, each employee is generally entitled to have the Company pay all expenses, including fees of an attorney selected and retained by it to represent the employee, actually and necessarily incurred by the employee in connection with the defense of any act, suit, or proceeding and in connection with any related appeal, including the cost of court settlements. The agreements also provide that the Company will use its reasonable efforts to obtain coverage for the employee under any insurance policy in force at the time, and further that it will pay all expenses, including attorneys’ fees of an attorney retained by the Company to represent the employee in connection with the action from which the indemnification arose.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling the Company under the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

This committee consists of Messrs. Blakey, Chairperson, Rumbolz and Ms. Ong. None of these Directors were at any time during 2007, or before, an officer or employee of Employers Holdings or any of its subsidiaries required to be disclosed under Item 404 of Regulation S-K of the Exchange Act. As noted below under Certain Relationships and Related Transactions, Dr. Blakey is a director of two of the medical providers on our Nevada medical provider panel. None of the executive officers of the Company or its subsidiaries served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officer served on Employers Holdings, or its subsidiaries, Boards of Directors or their Compensation Committees.

 Certain Relationships and Related Transactions

The Board of Directors has adopted the Related Person Transactions Policy and Procedures which is available on our website at www.employers.com and a print copy will be made available to any stockholder who requests it. Among other things, this policy provides that any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of our subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any related person had, has or will have a direct or indirect material interest, must be reported to the Company no less than annually. The Audit Committee reviews these related party transactions at least annually and considers all of the relevant facts and circumstances available to the Committee, including but not limited to: the benefits to the Company; the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, stockholder or Executive Officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee may approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and of our stockholders, as the Audit Committee determines in good faith.

No Director, executive officer, or other significant officer has loans or other debt with Employers Holdings or its subsidiaries.

Following is a list of transactions that may be considered related party transactions. The Audit Committee reviewed, approved and/or ratified each transaction.

Mr. Kolesar, one of the Company’s Directors and also the Chairman of the Board, is the managing partner of Kolesar & Leatham, Chtd., a Las Vegas law firm, which holds a policy issued by EICN which, based on the election made by it, received cash consideration consisting of $161,908 in the 2007 conversion from a mutual company to a stock company.

Dr. Blakey, one of the Company’s Directors, is currently a Director and Chairman of the Board of the Reno Orthopedic Clinic, to which EICN paid, in 2005, 2006, and 2007, approximately $202,000, $262,421, and $266,048 respectively, for medical services it provided to injured workers. Dr. Blakey is also a member of the Board of Directors of ARC Medcenters, LLC, to which EICN paid, in 2005, 2006 and 2007, approximately $245,738, $223,134, and $128,519.20 respectively, for medical services it provided to injured workers. Dr. Blakey was formerly the Chairman of the Board of the Reno Spine Center, to which EICN paid, in 2005, 2006, and 2007, approximately $24,022, $528, and $0 respectively, for medical services it provided to injured workers. EICN intends to continue its relationships with certain medical providers at Reno Orthopedic Clinic and ARC Medcenters.

Ms. Glenn, one of the Company’s Directors, is the Chairman, President and Chief Executive Officer of the Rose/Glenn Group, now known as The Glenn Group. In 2005, 2006, and 2007 the Company paid Rose/Glenn Group approximately $60,000, $503,000, and $333,026 respectively, for advertising services they provided to the Company. The Company plans to continue utilizing the services of The Glenn Group in 2008 for branding and marketing consultation services. In addition, The Glenn Group holds a policy issued by EICN and it received consideration consisting of 8,463 shares of our common stock in the 2007 conversion from a mutual company to a stock company. Ms. Glenn disclaims beneficial ownership of such shares of common stock.

Ms. Ong, one of the Company’s Directors, is a Director of Hobbs, Ong & Associates, Inc. which holds a policy issued by EICN and which, based on the election made by it, received cash consideration consisting of $113,798 in the 2007 conversion from a mutual company to a stock company.

Mr. Sande, one of the Company’s Directors, is Chairman of the Board of the Reno Tahoe Open, a PGA tournament, of which the Company was a sponsor in 2007. Mr. Sande is a partner of Jones Vargas, a Nevada law firm, which holds a policy issued by EICN and which, based on the election made by it, received cash consideration consisting of $298,282 in the 2007 conversion from a mutual company to a stock company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes show information regarding the beneficial ownership of our voting securities as of April 4, 2008 by:

•	each person who is known by us to own beneficially more than 5% of our voting securities;

•	each director;

•	each named executive officer; and

•	all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of common stock underlying options that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. As of April 4, 2008, 49,541,035 shares of common stock were outstanding.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Class
RS Investment Management Co. LLC	4,236,773	(1)	8.55%
388 Market Street, Suite 1700
San Francisco, CA 94111
Robert J. Kolesar	1,150	(2)	*
Richard W. Blakey	3,000		*
Valerie R. Glenn	11,388	(3)	*
Rose E. McKinney-James	300		*
Ronald F. Mosher	3,000	(4)	*
Katherine W. Ong	1,000	(5)	*
Michael D. Rumbolz	2,000		*
John P. Sande, III	3,500	(6)	*
Douglas D. Dirks	2,900		*
Martin J. Welch	1,600		*
Lenard T. Ormsby	1,400		*
William E. Yocke	1,000		*
Ann W. Nelson	1,000		*
All Directors and Executive Officers as a group (14 persons)	33,238		*

*	Represents less than 1%
(1)	As reported on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008. According to the Schedule 13G, The Guardian Life Insurance Company of America (‘‘Guardian Insurance’’), Guardian Investor Services LLC (‘‘Guardian Services’’), RS Investment Management Co. LLC (‘‘RS Investment’’) have shared voting and dispositive power with respect to 4,236,773 shares of common stock and RS Partners Fund (‘‘RS Fund’’) has shared voting and dispositive power with respect to 2,867,090 shares of common stock. Guardian Insurance is an insurance company and the parent company of Guardian Services and RS Investment. Guardian Services is a registered investment adviser, a registered broker-dealer, and the parent company of RS Investment. RS Investment is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of common stock. No individual client’s holdings of shares of common stock, except for RS Fund, are more than five percent of the outstanding shares of common stock.
(2)	Mr. Kolesar is the managing partner of Kolesar & Leatham, Chtd., a Las Vegas law firm, which holds a policy issued by EICN which, based on the election made by it, received cash consideration consisting of $161,908 in the 2007 conversion from a mutual company to a stock company.
(3)	Ms. Glenn is the Chairman, President and Chief Executive Officer of The Glenn Group, which holds a policy issued by EICN and received consideration consisting of 8,463 shares of our common stock in the Company’s 2007 conversion from a mutual company to a stock company. The common stock was issued to The Glenn Group. Ms. Glenn disclaims beneficial ownership of such shares of common stock. The beneficial owner of the balance of 2,925 shares is The Glenn Family Trust.

(4)	The beneficial owner of such shares is the Ronald F. Mosher Retirement Trust.
(5)	Ms. Ong is a Director of Hobbs, Ong & Associates, Inc. which holds a policy issued by EICN and which, based on the election made by it, received cash consideration consisting of $113,798 in the 2007 conversion from a mutual company to a stock company.
(6)	Mr. Sande is a partner of Jones Vargas, a Nevada law firm, which holds a policy issued by EICN and which, based on the election made by it, received cash consideration consisting of $298,282 in the 2007 conversion from a mutual company to a stock company.

Pursuant to NRS § 693A.500, until February 5, 2012, or if earlier, such date as the Company no longer directly or indirectly owns a majority of the outstanding voting stock of EICN, no person, other than the Company, any direct or indirect subsidiary of the Company and any employee compensation or benefit plan of the Company or any such direct or indirect subsidiary, may directly or indirectly offer to acquire or acquire in any manner the beneficial ownership of five percent (5%) or more of any class of voting security of the Company without the prior approval of the Nevada Commissioner of Insurance of an application for such acquisition pursuant to NRS § 693A.500. On December 14, 2007, the Nevada Division of Insurance waived any ownership of stock over five percent (5%) limit as a direct result of the Company’s 2007 share repurchase program. Any such acquisition may be subject to the provisions of NRS §§ 693A.505 to 693A.525.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Employers Holdings’ Directors and certain officers are required to report their ownership and changes in ownership of Employers Holdings common stock to the SEC. These individuals are also required by SEC rules to furnish the Company with copies of all section 16(a) forms they file. Based solely upon a review of the forms filed and received, the Company believes that its section 16(a) officers and Directors have timely filed all of the required forms.

AUDIT MATTERS

Audit Committee Independence

The three members of Employers Holdings Audit Committee are independent (as independence is defined by the provisions of section 303A.02 of the Listing Standards).

Communications with the Audit Committee

Complaints or concerns about accounting matters may be submitted to the Audit Committee in any of the following ways:

•	by mailing a written description of the complaint or concern to the following address:
Corporate Compliance Reporting Employers Holdings, Inc. 465 South Meadows Parkway, Suite 20-245 Reno, Nevada 89521

•	by sending a written description of the complaint or concern to the following e-mail address: CorporateComplianceOfficer@employers.com or

•	by calling the toll-free hotline and talking to a disinterested person at (800) 826-6762.

Reports may be made anonymously. The Corporate Compliance Officer will check the above mailbox, e-mail address, and telephone hotline messages on a regular basis and will promptly review and log all submissions. Any concerns regarding accounting, internal controls or auditing matters requiring immediate Audit Committee action will be submitted to the Chairman of the Audit Committee within twenty-four (24) hours. Reports of suspected violations of law and Company policies will be appropriately investigated. The Corporate Compliance Officer will provide periodic reports to the Audit Committee regarding the submissions relating to accounting, internal controls or auditing matters and the investigation and resolution of such matters.

Audit Committee Report

In connection with the financial statements for the fiscal year ended December 31, 2007, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Ernst & Young, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended; and

•	received the written disclosure and letter from Ernst & Young on the matters required by Independence Standards Board Standard No. 1 and has discussed with Ernst & Young their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors at the March 5, 2008 meeting of the Board that Employers Holdings’ audited financial statements for the year ended December 31, 2007 be included in the Annual Report on Form 10-K filed with the SEC. The Board has approved this inclusion of this Audit Committee Report in this Proxy Statement.

/s/ The Audit Committee

Ronald F. Mosher, Chairman
Rose E. McKinney-James
Katherine W. Ong

Service Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee engaged Ernst & Young to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2007. Following is the breakdown of fees paid to Ernst & Young by the Company for the last two fiscal years.

Audit Fees.    Fees incurred for audit services provided by Ernst & Young related to the annual financial statement audits, reviews of quarterly financial statements included in registration statements, and statutory audits approximated $789,000 and $1.7 million for fiscal years 2007 and 2006, respectively, of which $5,000 and $1.1 million, respectively, related to registration statement filings. One hundred percent of the audit fees were pre-approved by the Audit Committee.

Audit-Related Fees.    Fees incurred for audit-related services provided by Ernst & Young related to employee benefit plan audits and Sarbanes-Oxley readiness advice approximated $37,000 and $26,000 for fiscal years ended 2007 and 2006. One hundred percent of the audit-related fees were pre-approved by the Audit Committee.

Tax fees.    The Company has not incurred any tax-related fees from Ernst & Young for 2006 or 2007.

All Other Fees.    The Company has not incurred any other fees from Ernst & Young for 2006 or 2007.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s pre-approval policies and procedures for the Auditor’s Fees are contained in its Charter, a copy of which is attached hereto as Appendix A, available on our website at www.employers.com and available in print form to any stockholder who requests it. Specifically, under paragraph 2 of the ‘‘Authority, Responsibilities, and Limitations’’ section, the committee shall review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Exchange Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee or the chairperson of the Committee, and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting.

GOVERNANCE DOCUMENT INFORMATION

Employers Holdings’ Board of Directors Committee Charters, Corporate Governance Guidelines, Related Person Transactions Policy and Procedures, Code of Business Conduct and Ethics, and Code of Ethics for Senior Financial Officers are posted on the Company’s website at www.employers.com. Copies of these documents will be delivered, free of charge, to any stockholder who requests them from Employers Holdings’ Vice President, Investor Relations, Vicki Erickson, at (775) 327-2794.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in the next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Employers Holdings, Inc., at 10375 Professional Circle, Reno, Nevada 89521, and must be received by December 15, 2008. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered ‘‘timely’’ within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by January 29, 2009. The Company’s Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws not later than February 28, 2009 and not earlier than January 29, 2009.

HOUSEHOLDING INFORMATION

Only one Annual Report to Stockholders and Proxy Statement is being delivered to multiple stockholders sharing an address unless Employers Holdings received contrary instructions from one or more of the stockholders.

If a stockholder at a shared address to which a single copy of the Annual Report and Proxy Statement was delivered wishes to receive a separate copy of the Annual Report or Proxy Statement, he or she should contact Employers Holdings’ transfer agent, Wells Fargo Shareholder Services (Wells Fargo) at 1-800-468-9716 or by writing to Wells Fargo Shareowner Services at P.O. Box 64854, St. Paul, MN 55164-0854 or www.wellsfargo.com/shareownerservices. The stockholder will be sent, without charge, a separate copy of the Annual Report and/or Proxy Statement promptly upon request.

If stockholders at a shared address currently receive multiple copies of the Annual Report and Proxy Statement and wish to receive only a single copy of these documents, they should contact Wells Fargo in the manner provided above.

GENERAL

The Board of Directors knows of no other matters which will be presented at the 2008 Annual Meeting. However, if other matters properly come before the meeting or any adjournment, the person or persons voting your shares pursuant to instructions by proxy card will vote your shares in accordance with their best judgment on such matters.

Employers Holdings will bear the expense of preparing, printing, and mailing this Proxy Statement. Officers and regular employees of Employers Holdings and its subsidiaries may solicit the return of proxies. However, they will not receive additional compensation for soliciting proxies. Employers Holdings has engaged the services of Morrow & Co., LLC to assist in the solicitation of proxies at an anticipated cost of $6,000 plus reasonable and customary disbursements. Employers Holdings has requested brokers, banks, and other custodians, nominees, and fiduciaries to send proxy materials to beneficial owners and will, upon request, reimburse them for their expense in so doing. Solicitations may be made by mail, telephone, or other means.

So that your shares may be represented if you do not plan to attend the Annual Meeting, please vote your proxy by mail on the enclosed proxy card, by telephone or by the Internet as soon as possible. Your prompt response will greatly facilitate arrangements for the 2008 Annual Meeting of Stockholders, and your cooperation is appreciated.

On Behalf of the Board of Directors,

Lenard T. Ormsby, Secretary

April 14, 2008

APPENDIX A

AUDIT COMMITTEE CHARTER
OF THE
BOARD OF DIRECTORS OF EMPLOYERS HOLDINGS, INC.

As Amended and Restated by the Board of Directors on January 11, 2007

PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the ‘‘Committee’’) of the Board of Directors of Employers Holdings, Inc. (‘‘EMPLOYERS’’ or the ‘‘Company’’) is to (a) assist the Board’s oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function, and (b) prepare the Audit Committee report as required by the Securities and Exchange Commission (the ‘‘SEC’’) for inclusion in the Company’s annual Proxy Statement.

COMPOSITION OF THE COMMITTEE

The Board Audit Committee shall consist of a minimum of three directors. Members of the Committee shall be appointed by the Board of Directors upon recommendation of the Board Governance and Nominating Committee and may be removed by the Board in its discretion. Any vacancy on the Committee shall be filled by a majority vote of the Board after receiving the recommendation of the Board Governance and Nominating Committee.

The Chairman of the Audit Committee shall be elected by the full Board of Directors, provided that if the Board does not designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Each member of the Committee shall be ‘‘independent’’ under the applicable rules of the New York Stock Exchange (the ‘‘NYSE’’), and any additional requirements that the Board deems appropriate.

No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company’s annual Proxy Statement.

Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must be designated by the Board to be the ‘‘audit committee financial expert,’’ as defined by the SEC pursuant to § 407 of the Sarbanes-Oxley Act of 2002 (the ‘‘Act’’).

MEETINGS OF THE COMMITTEE

The Committee shall meet at such times as it determines necessary or appropriate, but not less than once every fiscal quarter. The Committee is governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, quorum and voting requirements as are applicable to the full Board of Directors.

The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee must meet separately on a periodic basis with (i) management, (ii) the director of the Company’s internal auditing department or other person responsible for the internal audit function and (iii) the Company’s independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

The Committee is authorized to adopt its own rules of procedure that do not conflict with (a) any provision of this Charter, (b) any provision of the Bylaws of Employers, (c) the New York Stock Exchange Listed Company Manual, or (d) federal or Nevada state law. Although the members of the Committee have the duties and responsibilities set forth in this Charter, nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of members of the Committee, except to the extent otherwise provided under applicable federal or Nevada state law.

AUTHORITY, RESPONSIBILITIES, AND LIMITATIONS

In furtherance to this purpose, the Audit Committee shall have the following authority, responsibilities, and limitations consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE, or any other applicable regulatory authority:

Relationship with Independent Auditor

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s Annual Report on Form 10-K is referred to herein as the ‘‘independent auditors’’).

2.	Review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one or more members of the Committee as shall be designated by the Committee/the chairperson of the Committee and the person[s] granting such approval shall report such approval to the Committee at the next scheduled meeting.

3.	Review the performance of the Company’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant.

4.	Obtain at least annually from the Company’s independent auditors and review a report describing:

a.	the independent auditors’ internal quality-control procedures;

b.	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

c.	all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category);

5.	Present the Committee’s conclusions to the Board with respect to the report from the Company’s independent auditor, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors.

6.	Evaluate the independence of the Company’s independent auditors by, among other things:

a.	monitoring compliance by the Company’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

b.	monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

c.	engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules;

7.	Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

Financial Disclosure

8.	Review with management, the Company’s independent auditors and the director of the Company’s internal audit department, the following information which is required to be reported by the independent auditor:

a.	all critical accounting policies and practices to be used;

b.	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

c.	all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

d.	any material financial arrangements of the Company which do not appear on the financial statements of the Company;

9.	Meet to review with management, the Company’s independent auditors and, if appropriate, the director of the Company’s internal auditing department, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s specific disclosures under ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ and any major issues related thereto;

10.	Review with management, the Company’s independent auditors and, if appropriate, the director of the Company’s internal auditing department, the following:

a.	major issues regarding accounting principles and financial statements presentations, including any significant changes in the Company’s selection or application of accounting principles;

b.	any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Company’s financial statements; and

c.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

d.	the type and presentation of information to be included in earnings press releases (paying particular attention to any use of ‘‘pro forma’’ or ‘‘adjusted’’ non-GAAP information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

11.	Resolve all disagreements between the Company’s independent auditors and management regarding financial reporting;

12.	Review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

a.	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

b.	any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

c.	any ‘‘management’’ or ‘‘internal control’’ letter issued, or proposed to be issued, by the independent auditors to the Company;

13.	Review:

a.	the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through inquiry and discussions with the director of the Company’s internal auditing department and management.

b.	the yearly report prepared by management, and attested to by the Company’s independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 10-K; and

c.	the Committee’s involvement and interaction with the independent auditor and with internal auditors, as well as interaction with key members of financial management, including the chief financial officer and chief accounting officer;

14.	Review with the chief executive officer, chief financial officer, director of the Company’s internal auditing department and independent auditors, periodically, the following:

a.	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

15.	Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

Internal Audit Matters

16.	Review and concur in the appointment and replacement of the director of the Company’s internal auditing department;

17.	Review the activities, organizational structure, independence and effectiveness of the internal audit function, including the scope of its responsibilities and the adequacy of its staffing and budget. Review the internal audit plan, completed audit reports, recommendations and follow-up. Review the significant reports to management prepared by the internal auditors and management’s responses thereto;

18.	Review with management and the director of the Company’s internal auditing department, the Company’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

Reports

19.	Receive periodic reports from the Company’s independent auditors, management and director of the Company’s internal auditing department to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

20.	Review and discuss with the independent auditors the results of the year-end audit of the Company, including any comments or recommendations of the Company’s independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K;

21.	Prepare the Audit Committee report required by the rules of the SEC to be included in the Company’s annual Proxy Statement;

22.	Review the type of presentation and the type of information to be included in the Company’s earnings press releases as well as financial information and earnings guidance, if any, provided by the Company to analysts and rating agencies. The Committee need not discuss, in advance, each earnings release or each instance in which the Company may provide earnings guidance, but the management member who releases any such information shall provide the Committee with a copy of the disclosure as soon as possible thereafter;

Legal Compliance/General

23.	Establish and maintain free and open means of communication between and among the Committee, the Company’s independent auditors, the Company’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

24.	Establish clear hiring policies by the Company for employees or former employees of the Company’s independent auditors;

25.	Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Company;

26.	Review the Company’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors;

27.	Review and approve in advance any services provided by the Company’s independent auditors to the Company’s executive officers or members of their immediate family;

28.	Review the Company’s program to monitor compliance with the Company’s Code of Conduct, and meet periodically with the Company’s Compliance Officer to discuss compliance with the Code of Conduct;

29.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

30.	Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Company or any of its subsidiaries, or reports made by the Company’s chief executive officer or general counsel in relation thereto;

31.	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

32.	Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function; and

33.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

DELEGATION OF AUTHORITY

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis evaluate its performance. In conducting this review, the Committee shall evaluate whether the Charter appropriately addresses the matters that are or should be within its scope and shall recommend such changes as it deems necessary or appropriate. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary or appropriate. The Committee shall have the sole authority to retain or terminate any consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and retention terms, such fees to be borne by the Company.

* * *

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct ‘‘field work’’ or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

Nothing contained in this Charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable federal or state law.

* * *

APPENDIX B

EMPLOYERS HOLDINGS, INC.

AMENDED AND RESTATED EQUITY AND INCENTIVE PLAN

1.    Purpose; Types of Awards; Construction.

The purpose of the Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan (the ‘‘Plan’’) is to promote the interests of the Company and its Subsidiaries and the stockholders of the Company by providing officers, employees, non-employee directors, consultants, and independent contractors of the Company and its Subsidiaries with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company or its Subsidiaries, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling their personal responsibilities for long-range and annual achievements. The Plan provides for the grant, in the sole discretion of the Committee, of options (including ‘‘incentive stock options’’ and ‘‘nonqualified stock options’’), stock appreciation rights, restricted stock, restricted stock units, stock- or cash-based performance awards, and other stock-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for ‘‘performance-based compensation’’ under Section 162(m) of the Code may comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements. Notwithstanding any provision of the Plan, to the extent that any Awards would be subject to Section 409A of the Code, this Plan and the Awards shall be interpreted in a manner consistent with Section 409A of the Code and any regulations or guidance promulgated thereunder.

2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    ‘‘Award’’ means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award granted under the Plan.

(b)    ‘‘Award Agreement’’ means any written agreement, contract, or other instrument or document evidencing an Award.

(c)    ‘‘Board’’ means the Board of Directors of the Company.

(d)    ‘‘Cause’’ means, unless otherwise specified in the Award Agreement, that the Grantee has (a) willfully and continually failed to substantially perform, or been willfully grossly negligent in the discharge of, his or her duties to the Company or any of its subsidiaries (in any case, other than by reason of a disability, physical or mental illness); (b) committed or engaged in an act of theft, embezzlement or fraud, or (c) committed, been convicted of or plead guilty or nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element. No act or failure to act on the part of the Grantee shall be deemed ‘‘willful’’ unless done, or omitted to be done, by the Grantee not in good faith or without reasonable belief that the Grantee’s act or failure to act was in the best interests of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

(e)    A ‘‘Change in Control’’ shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)    any Person is or becomes the ‘‘Beneficial Owner’’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below and excluding any Person who becomes such a Beneficial Owner solely by reason of the repurchase of shares by the Company; or

(2)    during any consecutive 24-month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the Initial Public Offering, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of the Initial Public Offering or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)    there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(4)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

    Notwithstanding the foregoing, (1) a ‘‘Change in Control’’ shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (2) a ‘‘Change in Control’’ shall not occur for purposes of the Plan as a result of the Initial Public Offering or any transactions or events contemplated by such Initial Public Offering or any secondary offering of Company common stock to the general public through a registration statement filed with the Securities and Exchange Commission.

(f)    ‘‘Code’’ means the Internal Revenue Code of 1986, as amended from time to time.

(g)    ‘‘Committee’’ shall mean the Compensation Committee of the Board, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is an ‘‘outside director’’ within the meaning of Section 162(m) of the Code, a ‘‘nonemployee director’’ within the meaning of Rule 16b-3, and an ‘‘independent’’ director within the meaning of the listing requirements of the New York Stock Exchange or any other national securities exchange on which the Stock is principally traded.

(h)    ‘‘Company’’ means Employers Holdings, Inc., a corporation organized under the laws of the State of Nevada, or any successor corporation.

(i)    ‘‘Covered Employee’’ shall have the meaning set forth in Section 162(m)(3) of the Code.

(j)    ‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(k)    ‘‘Fair Market Value’’ means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing price per share of Stock on the national securities exchange on which the Stock is principally traded or, if not trading on that date, the closing price per share of Stock on such exchange for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market or, if not trading on that date, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market on the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine. Awards granted in connection with the Initial Public Offering shall have a fair market value equal to the offering price.

(l)    ‘‘Grantee’’ means an officer, employee, non-employee director, consultant, or independent contractor of the Company or any Subsidiary who has been granted an Award under the Plan.

(m)    ‘‘Harmful Conduct’’ means, unless otherwise specified in an Award Agreement, (i) a breach in any material respect of an agreement to not reveal confidential information regarding the business operations of the Company or any affiliate or an agreement to refrain from solicitation of the customers, suppliers or employees of the Company or any affiliate, or (ii) a violation of any of the restrictive covenants contained in the Grantee’s employment, severance or other agreement with the Company, or any of its affiliates.

(n)    ‘‘Immediate Family Member’’ means with respect to any Grantee, the Grantee’s spouse, children or grandchildren (including any adopted or step-children or grandchildren), parents, grandparents or siblings.

(o)    ‘‘Initial Public Offering’’ means the initial public offering of the shares of Stock of the Company.

(p)    ‘‘Initial Share Pool’’ shall have the meaning set forth in Section 5 of the Plan.

(q)    ‘‘ISO’’ means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(r)    ‘‘NQSO’’ means any Option that is not designated as an ISO.

(s)    ‘‘Option’’ means a right, granted to a Grantee under Section 6(b)(i) of the Plan, to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(t)    ‘‘Other Stock-Based Award’’ means a right or other interest granted to a Grantee under Section 6(b)(vi) of the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock.

(u)    ‘‘Performance Award’’ means a right or other interest granted to a Grantee under Section 6(b)(v) of the Plan that may be payable in cash or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and which is awarded upon the attainment of Performance Goals.

(v)    ‘‘Performance Goals’’ means performance goals pre-established by the Committee in its sole discretion, based on one or more of the following criteria (as determined in accordance with generally accepted accounting principles): revenue growth, premium growth, policy growth, earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization), net earnings, operating income, before or after tax income (before or after allocation of corporate overhead and/or bonus), income or net income (before or after-taxes), cash flow (before or after dividends), earnings per share, return on equity, return on capital (including return on total capital or return on invested capital), cash flow return on investment, net assets, return on assets, economic value added models (or an equivalent metric), comparisons with various stock market indices, reductions in cost, combined ratio, loss ratio, expense ratio, market share or penetration, business expansion, share price performance, total shareholder return, improvement in or attainment of expense levels or expense ratios, working capital levels, operating margins, gross margins or cash margins, year-end cash, debt reductions, shareholder equity, market share, regulatory achievements, employee and/or agent satisfaction, customer satisfaction, customer retention, rating agency ratings, and any combination of, or a specified increase in, any of the foregoing. The performance goals may be based upon the attainment of specified levels of performance by the Company, or a business unit, division, Subsidiary, or business segment of the Company. In addition, the performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee in its sole discretion may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria, including without limitation, performance goals based on the Grantee’s individual performance. Performance Goals may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. Measurement of performance relative to Performance Goals shall exclude the impact of losses or charges in connection with restructurings or discontinued operations. In addition, the Committee in its sole discretion shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary of the Company or the financial statements of the Company or any Subsidiary of the Company, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles or practices, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

(w)    ‘‘Person’’ shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(x)    ‘‘Plan’’ means this Employers Holdings, Inc. Amended and Restated Equity and Incentive Plan, as amended from time to time.

(y)    ‘‘Repricing’’ shall have the meaning set forth in Section 3 of the Plan.

(z)    ‘‘Restricted Stock’’ means an Award of shares of Stock to a Grantee under Section 6(b)(iii) of the Plan that may be subject to certain restrictions and to a risk of forfeiture.

(aa)    ‘‘Restricted Stock Unit’’ means a right granted to a Grantee under Section 6(b)(iv) of the Plan to receive Stock or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(bb)    ‘‘Rule 16b-3’’ means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(cc)    ‘‘Stock’’ means shares of the common stock, par value $.01 per share, of the Company.

(dd)    ‘‘Stock Appreciation Right’’ or ‘‘SAR’’ means the right, granted to a Grantee under Section 6(b)(ii) of the Plan, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(ee)    ‘‘Subsidiary’’ means a ‘‘subsidiary corporation,’’ whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ff)    ‘‘Substitute Awards’’ means Awards granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3.    Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority without first obtaining the approval of the Company’s stockholders to reprice (or cancel and regrant) any Option or SAR or, if applicable, other Award at a lower exercise, base or purchase price, to cancel any Option or SAR in exchange for cash or another Award if such cancellation has the same effect as lowering the exercise, base or purchase price of such Option or SAR, or to take any other action with respect to an Award that would be treated as a repricing under the rules and regulations of the principal securities market on which the Stock is traded (any such actions, a ‘‘Repricing’’).

All determinations of the Committee shall be made by a majority of its members either present in person or participating via video conference or other electronic means, at a meeting, or by written consent. The Committee may delegate to one or more of its members or to one or more executive officers or other agents such administrative duties as it may deem advisable (including the authority to grant Awards to non-officers), and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Subsidiary of the Company, any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder. Notwithstanding anything to the contrary continued herein, prior to the consummation of the Initial Public Offering, all Committee action may be taken by the Board.

4.    Eligibility.

Awards may be granted to officers, employees, non-employee directors, consultants, or independent contractors of the Company or its Subsidiaries. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company or its Subsidiaries and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.    Stock Subject to the Plan.

(a)    The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 3,605,838 shares of Stock (all of which may be granted as ISOs), subject to adjustment as provided herein (‘‘Initial Share Pool’’). Subject to adjustment as provided herein, no more than

1,535,279 shares may be awarded under the Plan in the aggregate in respect of Awards other than Options and SARs. If any shares of Stock subject to an Award are forfeited, cancelled, exchanged, surrendered, or if an Award terminates or expires without a distribution of shares underlying the Award to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the applicable number of shares of Stock with respect to such Award (determined in a manner consistent with the immediately preceding sentence) shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Substitute Awards shall not reduce the shares of Stock reserved for the grant of Awards under the Plan or authorized for Awards granted to an individual.

(b)    Subject to adjustment as provided herein, no more than 1,000,000 shares of Stock may be made subject to Awards of Options and SARs granted to an individual in any consecutive thirty-six month period and no more than 500,000 shares of Stock may be made subject to Awards other than Awards of Options and SARs granted to an individual in any consecutive thirty-six month period. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

(c)    Shares of Stock may, in whole or in part, be authorized but unissued shares or shares of Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

(d)    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the maximum number and kind of shares of Stock or other property (including cash) that may be issued hereunder in connection with Awards, (ii) the maximum number of shares of Stock that may be made subject to Awards to any individual, (iii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (v) the Performance Goals applicable to outstanding Awards.

6.    Specific Terms of Awards.

(a)    General.    The term of each Award shall be for such period as may be determined by the Committee, subject to the terms of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any Subsidiary of the Company upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b)    Types of Awards.    The Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon the achievement of Performance Goals. Unless otherwise determined by the Committee, each Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i)    Options.    The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A)    Type of Award.    The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B)    Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, except for outstanding awards assumed, converted or replaced in connection with a corporate transaction, in no event shall the exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, through a ‘‘broker cashless exercise’’ procedure approved by the Committee, a combination of the above, or any other method approved the Committee, in any case in an amount having a combined value equal to such exercise price.

(C)    Term and Exercisability of Options.    Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed seven years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D)    Other Provisions.    Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares of Stock acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii)    SARs.    The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(A)    In General.    SARs may be granted independently or in tandem with an Option at the time of grant of the related Option. An SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of an SAR may be made in cash, Stock, property, or a combination of the foregoing, as specified in the Award Agreement or determined in the sole discretion of the Committee.

(B)    Term and Exercisability of SARs.    Unless the Committee determines otherwise, the date on which the Committee adopts a resolution expressly granting an SAR shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed seven years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(C)    Payment.    An SAR shall confer on the Grantee a right to receive an amount with respect to each share of Stock subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine but in no event shall be less than the Fair Market Value of a share of Stock on the date of grant of such SAR). An SAR may be exercised by giving written notice of such exercise to the Committee or its designated agent.

(iii)    Restricted Stock.    The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(A)    Issuance and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Notwithstanding the above, (i) subject to clauses (ii) and (iii) below, no award of Restricted Stock granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest at a rate that is more rapid than one-third of the total shares subject to such award on each of the first three anniversaries of the date of grant, (ii) awards of Restricted Stock made in connection with an employee’s commencement of employment with the Company or its Subsidiaries to replace equity awards forfeited by such employee, awards of Restricted Stock made as a form of payment of earned incentive compensation, and awards of Restricted Stock that vest, in whole or in part, upon the attainment of Performance Goals shall not vest prior to the first anniversary of the date on which such award is granted, and (iii) the Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock at such time and under such circumstances as it, in its sole discretion, deems appropriate. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B)    Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(C)    Dividends.    Except to the extent restricted under the applicable Award Agreement, dividends paid on Restricted Stock shall be paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(iv)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A)    Conditions to Vesting.    At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. Notwithstanding the above, (i) subject to clauses (ii) and (iii) below, no award of Restricted Stock Units granted to an employee of the Company or a Subsidiary (other than Substitute Awards) shall vest at a rate that is more rapid than one-third of the total shares subject to such award on each of the first three anniversaries of the date of grant, (ii) awards of Restricted Stock Units made in connection with an employee’s commencement of employment with the Company or its Subsidiaries to replace equity awards forfeited by such employee, awards of Restricted Stock Units made as a form of payment of earned incentive compensation, and awards of Restricted Stock that vest, in whole or in part, upon the attainment of Performance Goals shall not vest prior to the first anniversary of the date on which such award is granted, and (iii) the Committee shall have the authority to accelerate the exercisability of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(B)    Delivery of Shares.    Unless otherwise provided in an Award Agreement, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, within 30 days of the date on which such Award (or any portion thereof) vests, that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

(C)    Dividend Equivalents.    Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Grantee, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(D)    Deferrals.    The Committee may require or permit Grantees to elect to defer the delivery of shares of Stock that would otherwise be due by virtue of the vesting of the Restricted Stock Units under such rules and procedures as the Committee shall establish; provided, however, to the extent that such deferral is subject to Section 409A of the Code, the rules and procedures established by the Committee shall comply with Section 409A of the Code.

(v)    Performance Awards.    The Committee is authorized to grant Performance Awards to Grantees, which may be denominated in cash or shares of Stock and payable either in shares of Stock, in cash, or in a combination of both. Such Performance Awards shall be granted with value and payment contingent upon the achievement of Performance Goals and such goals shall relate to periods of performance of not less than one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. The maximum amount that any Grantee may receive with respect to cash-based Performance Awards pursuant to this Section 6(b)(v) whether payable in cash or in shares of Stock in respect of any performance period is $2,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Performance Awards to the extent not inconsistent with Section 162(m) of the Code.

(vi)    Other Stock-Based Awards. The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter (including, in the discretion of the Committee, the right to receive dividend equivalent payments with respect to Stock subject to the Award).

(c)    Termination of Service.    Except as otherwise set forth in an Award Agreement, (1) upon the Grantee’s termination of service with the Company and any of its Subsidiaries, the Grantee shall have 90 days following the date of such termination of service to exercise any portion of an Option or SAR that the Grantee could have exercised on the date of such termination of service; provided, however, that such exercise must be accomplished prior to the expiration of the Award term; (2) if the Grantee ’s termination of service is due to total and permanent disability (as defined in any agreement between the Grantee and the Company or, if no such agreement is in effect, as determined by the Committee in its good faith discretion) or death, the Grantee, or the representative of the estate of the Grantee, as the case may be, may exercise any portion of the Option or SAR which the Grantee could have exercised on the date of such termination for a period of one year thereafter;

provided, however, that such exercise must be accomplished prior to the expiration of the Award term; and (3) in the event of a termination of the Grantee’s service with the Company or any of its Subsidiaries for Cause, the unexercised portion of the Option or SAR shall terminate immediately and the Grantee shall have no right thereafter to exercise any part of the Award. Notwithstanding the foregoing, the Committee may provide in an Award Agreement, or at any time thereafter, that if following termination of the Grantee’s service with the Company and any of its Subsidiaries, the Grantee has been prevented from exercising the Option or SAR by reason of any trading blackout period or similar period, then the Option or SAR shall not cease to be exercisable until the Grantee has had at least 15 days following termination of such service to exercise the Option or SAR, provided that in no event will the Award remain exercisable after the expiration of the Award term. If the Grantee does not exercise any Award within the time periods following termination of service set forth in this Section 6(c), such award shall be forfeited.

(d)    Forfeiture/Repayment of Awards. In addition to the forfeiture of Awards as provided in Section 6(c), if the Grantee engages in Harmful Conduct, prior to or following termination of employment, the Grantee may be required to forfeit any then outstanding Award, and may be required to return to the Company, without consideration (other than any amount paid by the Grantee in respect of such Award), any shares of Stock owned by the Grantee that were previously subject to an Award and any cash amounts previously paid to the Grantee in respect of an Award. To the extent the shares of Stock subject to this Section 6(d) have been previously sold or otherwise disposed of by the Grantee during the twelve-month period preceding the Grantee engaging in Harmful Conduct, the Grantee may be required to repay to the Company the aggregate Fair Market Value of such shares of Stock on the date of such sale or disposition, less any amounts paid by the Grantee for such shares. In addition, to the extent set forth in the Award Agreement, if the Company is required to restate its financial statements, the Company may require that a Grantee repay to the Company the aggregate Fair Market Value of any Award (regardless of whether such Award was payable in shares of Stock or cash) that vested upon the attainment of Performance Goals to the extent such Performance Goals would not have been achieved had such restatement not been required and may require that any unvested portions of the Award be forfeited.

7.    Change in Control Provisions.

Unless otherwise determined in an Award Agreement, in the event of a Change of Control:

(a)    With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of a Grantee’s employment by the Company or a Subsidiary of the Company without Cause during the 24-month period following such Change in Control (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

(b)    With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, upon the occurrence of a Change in Control (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved. Immediately following the occurrence of the events described in clauses (i) — (iii) of this Section 7(b), each such Award not assumed or substituted in connection with a Change in Control shall terminate.

(c)    For purposes of this Section 7, an Award shall be considered assumed or substituted for if, following the Change in Control, such Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that the Award confers the right to purchase or receive, for each share subject to the Option, SAR, award of Restricted Stock, award of Restricted Stock Units, Performance Award, or Other Stock-Based Award the consideration (whether stock, cash or other securities or property) received in the Change in Control by holders of shares of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the greatest number of holders of the outstanding shares).

(d)    Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Committee may, in its discretion, provide that each Award shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to (i) the excess of the consideration paid per share of Stock in the Change in Control over the exercise or purchase price (if any) per share of Stock subject to the Award multiplied by (ii) the number of Shares granted under the Option or SAR.

8.    General Provisions.

(a)    Nontransferability.    Except as provided below, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. To the extent and under such terms and conditions as may be determined by the Committee, a Grantee may assign or transfer an Award (each transferee thereof, a ‘‘Permitted Assignee’’) to (i) an Immediate Family Member, (ii) to a trust for the benefit of one or more of the Grantee and/or an Immediate Family Member, or (iii) a partnership, limited liability company or corporation in which the Grantee and/or one or more Immediate Family Members are the only partners, members or shareholders; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Grantee shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 8(a).

(b)    No Right to Continued Employment, etc.    Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or any Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or independent contractor relationship.

(c)    Taxes.    The Company or any Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, such withholding and other taxes shall be satisfied with shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d)    Stockholder Approval; Amendment and Termination.

(i)    The Plan shall take effect upon its adoption by the Board.

(ii)    The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that results in a Repricing and an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, (A) no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan, and (B) the Board reserves the right to amend or terminate the Plan and the Committee reserves the right to amend, restructure, terminate or replace any Awards, as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code.

(e)    Expiration of Plan.    Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the date of the Plan’s adoption by the Board. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f)    No Rights to Awards; No Stockholder Rights.    No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date of the issuance of a Stock certificate to him for such shares or the issuance of shares to him in book-entry form.

(g)    Unfunded Status of Awards.    The Plan is intended to constitute an ‘‘unfunded’’ plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(h)    No Fractional Shares.    No fractional shares of Stock shall be required to be issued or delivered pursuant to the Plan, any Award or any Award Agreement. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i)    Regulations and Other Approvals.

(i)    The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)    Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)    In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(j)    Governing Law.    The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Nevada without giving effect to the conflict of laws principles thereof.

(k)    Foreign Employees.    Awards may be granted to employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignments outside their home country.

APPENDIX C
PROXY CARD

EMPLOYERS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 29, 2008
10:00 a.m. Pacific Daylight Time

RENO-SPARKS CONVENTION CENTER
4590 South Virginia Street
Reno, Nevada 89502

Employers Holdings, Inc. 10375 Professional Circle Reno, Nevada 89521-4802	Proxy

The undersigned hereby appoints Douglas D. Dirks, Michael D. Rumbolz and Martin J. Welch, and each of them, with full power of substitution, to represent the undersigned and as proxies to vote all the common stock of Employers Holdings, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders to be held on May 29, 2008, or at any adjournment or postponement thereof. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted ‘‘FOR’’ all of the Director nominees listed in Item 1, ‘‘FOR’’ approval of the amendments to the Employers Holdings, Inc. Equity and Incentive Plan listed in Item 2 and ‘‘FOR’’ ratification of the Company’s independent registered public accounting firm, Ernst & Young LLP, for 2008 in Item 3.

See reverse for voting instructions.

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COMPANY #

There are three ways to vote your proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares by proxy in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on May 28, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/eig — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CDT) on May 28, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Employers Holdings, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

↓ Please detach here ↓

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of Directors:	01 Robert J. Kolesar	Vote FOR	Vote WITHHELD
		02 Douglas D. Dirks	all nominees	from all nominees
		03 Richard W. Blakey	(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee,
Write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the amendments to the Employers Holdings, Inc. Equity and Incentive Plan.	For	Against	Abstain
3.	Ratification of the appointment of the Company’s independent registered public accounting firm, Ernst & Young LLP, for 2008.	For	Against	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box	Indicate changes below:	Date:

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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